    As filed with the Securities and Exchange Commission on December 6, 2004

                                                                Registration No.
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -----------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              MYMETICS CORPORATION
                       (Name of Registrant in Our Charter)

            DELAWARE                      2836                   25-1741849
(State or Other Jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
    of Incorporation            Classification Code Number)  Identification No.)
    or Organization)

     EUROPEAN EXECUTIVE OFFICE                  CHRISTIAN ROCHET
     14, RUE DE LA COLOMBIERE         PRESIDENT AND CHIEF EXECUTIVE OFFICER
     CH-1260 NYON (SWITZERLAND)            14, RUE DE LA COLOMBIERE
       011-41-22-363-13-10                CH-1260 NYON (SWITZERLAND)
(Address and telephone number of             011-41-22-363-13-10
 Principal Executive Offices and        (Name, address and telephone number
  Principal Place of Business)                of agent for service)

                                    Copy to:
                              Ernest M. Stern, Esq.
                           Patricio E. Garavito, Esq.
                                Schiff Hardin LLP
                    1101 Connecticut Avenue, N.W., Suite 600
                             Washington, D.C. 20036
                                 (202) 778-6400

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /_/


                         CALCULATION OF REGISTRATION FEE
================================================================================================================================
                                                                                               PROPOSED MAXIMUM
                                                                            PROPOSED MAXIMUM      AGGREGATE         AMOUNT OF
          TITLE OF EACH CLASS OF                       AMOUNT TO BE          OFFERING PRICE        OFFERING       REGISTRATION
       SECURITIES TO BE REGISTERED                      REGISTERED             PER SHARE (1)       PRICE (1)           FEE
---------------------------------------------------------------------------------------------------------------------------------
Common stock, par value $0.01 per share              89,446,742 Shares           $0.1275      $11,404,460            $1,445
---------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the average of the closing bid and asked prices as of December 2, 2004.

                               -----------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                   Subject to completion, dated December 6, 2004



                              MYMETICS CORPORATION
                        89,446,742 SHARES OF COMMON STOCK

         This prospectus relates to the sale of up to 89,446,742 shares of our common stock by certain persons who are, or will become, stockholders of Mymetics Corporation. All of the shares of common stock are being offered for sale by the selling stockholders at prices established on the OTC Bulletin Board during the term of this offering. These prices will fluctuate based on the demand for the shares of common stock. Our common stock is quoted on the OTC Bulletin Board under the symbol "MYMX." The last reported sale price of our common stock on the OTC Bulletin Board was $0.115 per share.

         The selling stockholders consist of:

         o Cornell Capital Partners, L.P., which intends to sell up to 2,013,109 shares of common stock acquired pursuant to a Standby Equity Distribution Agreement with us and up to an additional 83,333,333 shares of common stock which may be acquired pursuant to that agreement.

         o Newbridge Securities Corporation, which intends to sell up to 93,633 shares acquired pursuant to a Placement Agent Agreement.

         o Additional selling stockholders identified on page 14 of this prospectus, who intend to sell up to 4,006,667.

         Cornell Capital is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock pursuant to the Standby Equity Distribution Agreement. Cornell Capital will pay Mymetics 98% of the market price of our common stock. The 2% discount on the purchase of the common stock to be received by Cornell Capital will be an underwriting discount. In addition, Cornell Capital Partners, L.P. is entitled to retain 5.0% of the proceeds raised by us under the Standby Equity Distribution Agreement.

         We have engaged Newbridge Securities Corporation, an unaffiliated registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. Newbridge was paid a $10,000 placement agent fee, which is payable in shares of our common stock.

       THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

               PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 5.

         With the exception of Cornell Capital, which is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of our common stock under the Standby Equity Distribution Agreement, no underwriter or any other person has been engaged to facilitate the sale of shares of common stock in this offering. This offering shall terminate on or before two years after the date the SEC first declares this Registration Statement effective. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this prospectus is December 6, 2004.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY.......................................................................................................1

THE OFFERING.............................................................................................................2

SUMMARY FINANCIAL INFORMATION............................................................................................3

RISK FACTORS.............................................................................................................5

FORWARD-LOOKING STATEMENTS..............................................................................................13

SELLING STOCKHOLDERS....................................................................................................14

DILUTION................................................................................................................16

STANDBY EQUITY DISTRIBUTION AGREEMENT...................................................................................17

PLAN OF DISTRIBUTION....................................................................................................19

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...............................................................21

DESCRIPTION OF BUSINESS.................................................................................................23

MANAGEMENT..............................................................................................................33

LEGAL PROCEEDINGS.......................................................................................................36

PRINCIPAL SHAREHOLDERS..................................................................................................36

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..........................................................................37

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S  COMMON EQUITY AND OTHER SHAREHOLDER MATTERS..........................38

DESCRIPTION OF SECURITIES...............................................................................................39

EXPERTS.................................................................................................................40

LEGAL MATTERS...........................................................................................................40

AVAILABLE INFORMATION...................................................................................................40

FINANCIAL STATEMENTS....................................................................................................F-1


--------------------------------------------------------------------------------

         Our audited financial statements for the fiscal year ended December 31, 2003, were contained in our Annual Report on Form 10-K.

                               PROSPECTUS SUMMARY


                                   OUR COMPANY

         Mymetics Corporation ("Mymetics") is a biotechnology company focused on research and development of human and animal vaccines and therapies in the field of retroviral and viral autoimmune diseases. Our principal research efforts have been concentrated in the prevention and treatment of the AIDS virus. We conduct our research efforts through a network of public and private research teams at education centers, research centers, pharmaceutical laboratories and biotechnology companies.

         We currently do not make, market or sell any products or services, and thus, do not generate any revenue. We have historically lost money. At September 30, 2004, we had an accumulated deficit of approximately E25,137,000. In order to become profitable, we will need to generate revenues to offset our operating costs including our general and administrative expenses. In the nine months ended September 30, 2004, we sustained net losses of approximately E1,338,000. In the year's ended December 31, 2003 and December 31, 2002, we sustained net losses of approximately E2,333,000 and E3,525,000 respectively.

         We believe that our research and development activities, and the resulting intellectual property, will lead to commercially viable products, which can generate revenues for us in the future. We will explore licensing opportunities on commercially favorable terms and consider selling any intellectual property that we develop. To date, we have been focused on research and development activities, and do not have any commercially marketable products. Our research and development strategy is focused on organizing and managing a network of public and private research teams, each of which has its own unique focus, to conduct the research and development of our products. We believe that this will enable us to lower the traditional fixed costs of maintaining a staff and research facilities while allowing us to retain all intellectual property rights from joint research efforts. Our research and development process requires significant capital expenditures, and we have been limited in our efforts by our funding resources. Accordingly, we expect to generate additional operating losses at least until such time as we are able to generate significant revenues.

         On October 19, 2004, we received a $5.0 million financial commitment from Cornell Capital Partners, L.P. ("Cornell Capital"). The Cornell Capital commitment will enable us to continue our research and development efforts. Under this agreement, we may issue and sell common Stock to Cornell Capital for a total purchase price of up to $5.0 million. Subject to certain conditions, we will be entitled to commence drawing down on the Standby Equity Distribution Agreement when the sale of common Stock under the Standby Equity Distribution Agreement is registered with the SEC. The purchase price for the shares will be equal to 98% of the market price, which is defined as the lowest volume weighted average price of the common Stock during the five trading days following the notice date. A cash fee equal to five percent (5%) of the cash proceeds of the draw down is also payable at the time of funding. To date, we have not drawn down on the Standby Equity Distribution Agreement. Other than the Standby Equity Agreement, no other financing agreement is currently available to us. The Standby Equity Distribution Agreement does not involve affiliated persons, natural, or corporate, of Mymetics.

         This prospectus is being prepared to register the shares issuable to Cornell Capital under the Standby Equity Distribution Agreement.

                                    ABOUT US

         Our principal office is located at 14, rue de la Colombiere, CH-1260 Nyon (Switzerland); telephone number 011-41-22-363-13-10.

                                  THE OFFERING

         This offering relates to the sale of common stock by certain persons who are our stockholders. The selling stockholders consist of:

         o Cornell Capital, which intends to sell up to 2,013,109 shares of common stock acquired pursuant to a Standby Equity Distribution Agreement with us and up to an additional 83,333,333 shares of common stock which may be acquired pursuant to that agreement.

         o Newbridge Securities Corporation, which intends to sell up to 93,633 shares acquired pursuant to a Placement Agent Agreement.

         o The individuals and entities set forth on page 14 of this prospectus who intend to sell up to 4,006,667.

         Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically issue and sell to Cornell Capital shares of common stock for a total purchase price of up to $5.0 million. The amount of each advance is subject to a maximum advance amount of $175,000. Cornell Capital will purchase the shares of our common stock for a 2% discount to the prevailing market price of our common stock as determined pursuant to the Standby Equity Distribution Agreement. In addition, Cornell Capital is entitled to retain 5% of the proceeds raised by us under the Standby Equity Distribution Agreement and receive a commitment fee of $215,000. The commitment fee was paid by the issuance of 2,013,109 shares of our common stock. This prospectus relates to the shares of our common stock issued as payment for the commitment fee and the shares to be issued under the Standby Equity Distribution Agreement. Cornell Capital intends to sell such shares at the then prevailing market price.

         Brokers or dealers effecting transactions in the shares being registered in this offering should confirm that the shares are registered under applicable state law or that an exemption from registration is available.


COMMON STOCK OFFERED                                             89,446,742 shares by selling stockholders (the number of shares being registered in this offering will represent approximately
                                                                 56.7% of the total number of shares of common stock outstanding upon their issuance).

OFFERING PRICE                                                   Market price.

COMMON STOCK OUTSTANDING BEFORE THE OFFERING(1)                  68,447,864 shares.

USE OF PROCEEDS                                                  We will not receive any proceeds of the shares offered by the selling stockholders. Any proceeds we receive from the sale of our common stock under the Standby Equity Distribution Agreement will be used for general corporate purposes.

RISK FACTORS                                                     The securities offered hereby involve a high degree of risk and immediate substantial dilution.  See "Risk Factors" and
                                                                 "Dilution."

OTC BULLETIN BOARD SYMBOL                                        MYMX

-----------------------------
(1) This table excludes outstanding options and warrants, which, if exercised or converted into shares of common stock, would result in Mymetics issuing an additional 4,886,416 shares of common stock.

                          SUMMARY FINANCIAL INFORMATION

         The following information was taken from Mymetics' financial statements for the three-month periods ended September 30, 2004 (unaudited) and September 30, 2003 (unaudited) and the years ended December 31, 2004 (audited) and December 31, 2003 (audited) appearing elsewhere in this filing. This information should be read in conjunction with such financial statements and the notes thereto. In management's opinion all adjustments (consisting of normal recurring items) considered necessary for a fair presentation have been included.

                                                        FOR THE         FOR THE
                                                      NINE MONTHS     NINE MONTHS       FOR THE           FOR THE
                                                         ENDED           ENDED         YEAR ENDED       YEAR ENDED
                                                     SEPTEMBER 30,   SEPTEMBER 30,    DECEMBER 31,     DECEMBER 31,
                                                          2004           2003              2003            2002
                                                      (UNAUDITED)     (UNAUDITED)       (AUDITED)        (AUDITED)
                                                      -----------     -----------       ---------        ---------
                                                        EURO (E)       EURO (E)          EURO (E)         EURO (E)
                                                              (in thousands of Euros, except per share data)
STATEMENT OF OPERATIONS DATA:
Revenues                                            E       --     E          --         E      --         E      8
                                                    -----------    -------------         ---------         --------
Expenses
  Research and Development                                  555              792             1,263            1,878
  General and administrative                                586              711             1,090            1,293
  Other                                                     197              178               433              459
                                                    -----------    -------------         ---------         --------
    Total Expenses                                        1,338            1,681             2,786            3,630

    Net Loss                                            (1,338)          (1,681)           (2,786)          (3,622)

  Comprehensive Loss                                E   (1,348)    E     (1,492)         E (2,333)         E(3,525)
                                                    -----------    -------------         ---------         --------

  Basic and diluted loss per share                  E    (0.02)    E      (0.03)         E  (0.05)         E (0.07)
                                                    -----------    -------------         ---------         --------

                                                        SEPTEMBER 30,     SEPTEMBER 30,      DECEMBER 31,     DECEMBER 31,
                                                           2004               2003              2003             2002
                                                        (UNAUDITED)       (UNAUDITED)        (AUDITED)         (AUDITED)
                                                        -----------       -----------        ---------         ---------
                                                         EURO (E)           EURO (E)          EURO (E)         EURO (E)
                                                                 (in thousands of Euros, except per share data)
BALANCE SHEET DATA:
Assets
Current Assets
  Cash                                                  E        8        E       25         E     125        E     183
  Receivables                                                  108                88               100               59
  Pre-paid expenses                                              5               193                 6               36
                                                        ----------        ----------         ---------        ---------
    Total Current Assets                                       121               306               231              278

    Total Assets                                        E      213        E      455         E     367        E     477
                                                        ==========        ==========         =========        =========

Liabilities
    Total Current Liabilities                                4,727             4,055             4,525            2,584
                                                        ----------        ----------         ---------        ---------
    Total Liabilities                                        4,969             4,297             4,767            2,826
                                                        ----------        ----------         ---------        ---------

Stockholders' Deficit
      Total Stockholders' Deficit                          (4,756)           (3,842)           (4,400)          (2,349)
                                                        ----------        ----------         ---------        ---------

      Total Liabilities And Stockholders' Deficit       E      213        E      455         E     367        E     477
                                                        ==========        ==========         =========        =========

                                  RISK FACTORS

         We are subject to various risks that may materially harm our business, financial condition and results of operations. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS FILING BEFORE DECIDING TO PURCHASE OUR COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.


                          RISKS RELATED TO OUR BUSINESS

WE HAVE HISTORICALLY LOST MONEY AND EXPECT LOSSES TO CONTINUE FOR THE FORESEEABLE FUTURE, WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS UNLESS WE OBTAIN ADDITIONAL FUNDING.

         We have historically lost money. In the nine months ended September 30, 2004, we sustained net losses of approximately E1,338,000. In the year's ended December 31, 2003 and December 31, 2002, we sustained net losses of approximately E2,333,000 and E3,525,000 respectively. We currently are engaged in research and development activities, and do not have any commercially marketable products. The product research and development process requires significant capital expenditures, and we do not have any other sources of revenue to off-set such expenditures. Accordingly, we expect to generate additional operating losses at least until such time as we are able to generate significant revenues. If we are unable to draw down on the Standby Equity Distribution Agreement provided by Cornell Capital or find alternative financing on commercially reasonable terms, or generate revenue from the sales of products, we could be forced to curtail or cease our operations.

         At September 30, 2004, we had an accumulated deficit of approximately E25,137,000. In order to become profitable, we will need to generate revenues to offset our operating costs including our general and administrative expenses. We may not achieve or sustain our revenue or profit objectives and our losses may increase in the future, and ultimately we may have to cease operations.

         Our operating results are impossible to predict because we have not begun selling any products. As a result, we cannot determine if we will be successful in our proposed plan of operation. Accordingly, we cannot determine what the future holds for our proposed plan of business. As such an investment in our business is extremely risky and could result in the entire loss of your investment.

WE HAVE A NOTE PAYABLE AMOUNTING TO E3,319,000 AS OF SEPTEMBER 30, 2004, WHICH IS DUE DECEMBER 31, 2004, AND THERE IS NO ASSURANCE THAT THE NOTE WILL BE PAID, EXTENDED FURTHER, RESTRUCTURED OR REFINANCED. THESE CONDITIONS RAISE SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

         The report of our independent accountants on our December 31, 2003 financial statements, as noted in Note 1, includes an explanatory paragraph indicating that there is substantial doubt about our ability to continue as a going concern due to our recurring losses from operations. We have had difficulty in the past meeting this note obligation, and there can be no assurance that we will be able to reimburse the credit facility due to MFC Bank on or before its present due date of December 31, 2004. Despite MFC Bank's agreement to extend the due date from June 30, 2004 to December 31, 2004, we have no assurance that we will be able to agree with MFC Bank on any additional extension on terms that are acceptable to us prior to the due date.

WE NEED TO RAISE ADDITIONAL CAPITAL OR OBTAIN SIGNIFICANT GRANTS TO FUND OUR RESEARCH EFFORTS AND TO FULLY DEVELOP COMMERCIALLY VIABLE PRODUCTS. WE CANNOT ASSURE YOU THAT WE WILL BE ABLE TO OBTAIN ADDITIONAL CAPITAL OR THAT SIGNIFICANT GRANTS WILL BE AVAILABLE ON FAVORABLE TERMS, IF AT ALL. OUR BUSINESS WILL BE ADVERSELY AFFECTED IF WE CANNOT OBTAIN ADDITIONAL CAPITAL OR OBTAIN SIGNIFICANT GRANTS WHEN NEEDED.

         The costs for us to continue our research and to develop our intellectual property will be substantial. We expect that our existing capital resources, including the equity line provided by Cornell Capital, will satisfy our capital requirements through approximately June 2005 under our current operating and research plans or December 2005 should we need to reduce our expenses again due to lack of adequate funding. However, given the fact that we do not have any current sources of revenue, substantial additional capital or grants will likely be needed to continue the development and commercialization of our intellectual property. Any additional equity financing may be dilutive to stockholders, and debt financing, if available, may include restrictive covenants and there can be no assurance that additional financing will be available. While the amount of capital required cannot be estimated with precision, we estimate it will require approximately E2 million just to move our business forward into a position of being prepared to initiate clinical trials.

         The availability of and the need for future capital will depend on many factors, including:

         - continued scientific progress in our research and development program;
         -  results of pre-clinical tests;
         -  results of any clinical trials;
         -  the time and cost involved in obtaining regulatory approvals; and
         -  future collaborative relationships.

         We cannot assure you that financing, whether from external sources or related parties, will be available if needed or on favorable terms. Our inability to obtain adequate financing will result in the need to reduce the pace of research and development or ultimately force us to cease operations.

IF WE ARE UNABLE TO SUCCESSFULLY DEVELOP AND COMMERCIALIZE OUR RESEARCH AND INTELLECTUAL PROPERTY, WE MAY NEVER GENERATE SIGNIFICANT REVENUES OR ACHIEVE PROFITABILITY.

         Our current objective is to develop vaccine and therapeutic compounds and specific therapies for certain retroviral diseases or diseases with a viral autoimmune content. All of our potential products and production technologies are in the research or pre-development stages and no revenues have been generated from product sales. The first products and applications target human immunodeficiency virus, or HIV, the precursor to acquired immunodeficiency syndrome, or AIDS. We will not become profitable, if ever, unless we develop our intellectual property to a point where it can be licensed to third parties on financially favorable terms or applied in the creation and development of one or more products that can generate revenues.

         Although our due diligence has indicated that our research and discovery regarding "mimicry" may lead to important discoveries in the scientific community regarding the HIV infection process, other discoveries may be necessary to develop an effective vaccine, and we may never be able to develop our research and intellectual property into a commercially profitable product.

         Our success will depend on our ability to:

         - effectively commercialize the research through collaborative relationships with third parties;

         - prepare acceptable protocols necessary to obtain regulatory approvals;

         -        effectively conclude clinical trials;

         -        effectively establish commercial viability; and

         - effectively establish marketing and manufacturing relationships.

         If we are unable to commercialize the current research, we do not have other products from which to derive revenue.

EVEN IF WE ARE SUCCESSFUL IN DEVELOPING A COMMERCIALLY VIABLE DRUG, IN ORDER TO BECOME PROFITABLE WE WILL NEED TO ESTABLISH ARRANGEMENTS WITH THIRD PARTIES FOR THE SALE, MARKETING AND DISTRIBUTION OF OUR DRUG CANDIDATES OR EXPEND SIGNIFICANT RESOURCES DEVELOPING THESE CAPABILITIES.

         We have no experience in sales, marketing and distribution of pharmaceuticals. We expect we will have to rely on third parties for the sales, marketing and distribution of any drug candidate. If the third parties fail to adequately market our drug candidates, if approved, we could be limited in our ability to establish our own sales, marketing or distribution capabilities. If we fail to establish third party relationships, we would be required to develop internal sales, marketing and distribution capabilities. We may not be able to establish cost-effective sales, marketing or distribution capabilities or make arrangements with third parties to perform these activities on acceptable terms on a timely basis, if at all. This would have a material adverse effect on our business, financial condition, results of operations and the market price of our stock.

         We expect any agreement for sales, marketing or distribution arrangements may give those parties, significant control over important aspects of the commercialization of our drugs, including:

         o market identification;

         o marketing methods;

         o pricing;

         o drug positioning;

         o composition of sales force; and

         o promotional activities.

         We may not be able to control the amount or timing of resources that any third party may devote to our drug candidates.

WE MUST OVERCOME SIGNIFICANT OBSTACLES TO SUCCESSFULLY DEVELOP OR LICENSE PRODUCT CANDIDATES.

         The development of product candidates is subject to significant risks of failure, which are inherent in the development of new medical products and products based on new technologies. These risks include:

         - delays in pre-clinical testing, product development, clinical testing or manufacturing;

         - unplanned expenditures for product development, clinical testing or manufacturing;

         - failure of the technologies and products being developed to have the desired effect or an acceptable safety profile;

         -        failure to receive regulatory approvals;

         -        emergence of equivalent or superior products;

         - inability to manufacture (directly or through third parties) product candidates on a commercial scale;

         - inability to market products due to third party proprietary rights;

         - inability to find collaborative partners to pursue product development; and

         - failure by future collaborative partners to successfully develop products.


         If these risks materialize, our research and development efforts may not result in any commercially viable products.

COMMERCIALIZATION OF OUR INTELLECTUAL PROPERTY AND CREATION OF VIABLE PRODUCTS DEPEND ON COLLABORATIONS WITH OTHERS. IF WE ARE UNABLE TO FIND COLLABORATORS IN THE FUTURE, WE MAY NOT BE ABLE TO DEVELOP PROFITABLE PRODUCTS.

         Our strategy for the research, development and commercialization of products requires us to enter into contractual arrangements with corporate collaborators, licensors, licensees, manufacturers and others. We do not have the funds to develop products on our own, and intend to depend on collaborators to develop products on our behalf. If collaborative relationships cannot be found, we may not be able to continue our development programs.

         Moreover, we could become involved in disputes with collaborative partners, which could lead to delays or termination of development programs and time-consuming, expensive and distracting litigation or arbitration. Even if we fulfill our obligations under a collaborative agreement, a partner may terminate the agreement. If any collaborative partner terminates or breaches an agreement with us, or otherwise fails to complete its obligations in a timely manner, our ability to successfully commercialize our intellectual property will be adversely affected.

IF WE ARE NOT ABLE TO DEMONSTRATE THE RESULTS OF OUR RESEARCH IN CLINICAL TRIALS, OR IF CLINICAL TRIALS ARE DELAYED, WE MAY NOT BE ABLE TO OBTAIN REGULATORY CLEARANCE TO MARKET PRODUCTS IN THE UNITED STATES OR IN FOREIGN COUNTRIES ON A TIMELY BASIS, OR AT ALL.

         Assuming we are able to successfully develop our research into potential products, such products will require regulatory approval. Before obtaining regulatory approvals for the commercial sale of any of the products under development, pre-clinical studies and clinical trials must demonstrate that the product is safe and effective for use in each target indication. If any of the products fail in clinical trials, the approval of the United States Food and Drug Administration (the "FDA") and similar agencies operating in foreign countries will not be obtained for such products, and we will not be able to generate revenues from such products.

         Clinical testing is a long, expensive and uncertain process. One cannot be certain that the data collected from the clinical trials will be sufficient to support approval by the FDA or any foreign regulatory authorities, that the clinical trials will be completed on schedule or, even if the clinical trials are successfully completed and on schedule, that the FDA or any foreign regulatory authorities will ultimately approve the product for commercial use.

         Clinical trials could be delayed for a variety of reasons, including:

         -     delays in enrolling volunteers;
         - lower than anticipated retention rate of volunteers in the trials; and
         -     serious adverse events related to the products being developed.

         Our research is presently focused on developing vaccines and therapeutics to prevent and treat HIV. Trials will be conducted on animals prior to humans. Results of animal trials, even if successful, may not be relevant for determining the preventive or therapeutic effect of any potential product designed to prevent or treat HIV infection in humans. In addition, results from early clinical trials are not necessarily indicative of future results. A number of companies in the biotechnology and pharmaceutical industries have suffered significant setbacks in late stage clinical trials even after promising results in early stage development. Furthermore, pre-clinical and clinical data can be interpreted in different ways, which could delay, limit or prevent regulatory approvals. Negative or inconclusive results or interpretations could cause the trials to be unacceptable for submission to regulatory authorities.

IF WE ARE UNABLE TO ATTRACT AND RETAIN KEY EMPLOYEES AND CONSULTANTS, WE WILL BE UNABLE TO DEVELOP AND COMMERCIALIZE PRODUCTS.

         We are dependent on the principal members of our management and scientific staff. In order to successfully complete our research and development activities and our commercialization plans, we will need to hire personnel with experience in clinical testing, drug discovery, government regulation, manufacturing, marketing and finance. We may not be able to attract and retain personnel on acceptable terms given the intense competition for such personnel among high technology enterprises, including biotechnology, pharmaceutical and healthcare companies, universities and non-profit research institutions.

IF WE FAIL TO ENTER INTO SUCCESSFUL MARKETING ARRANGEMENTS WITH THIRD PARTIES, WE WILL NOT BE ABLE TO COMMERCIALIZE PRODUCTS.

         We do not currently have any sales or marketing infrastructure, and we do not have significant experience in marketing, sales and distribution. Future profitability will depend in part on plans to enter into successful marketing arrangements with third parties. To the extent that we enter into marketing and sales arrangements with other companies, revenues will depend on the efforts of others. These efforts may not be successful. If we are unable to enter into successful third-party arrangements, we may not be able to commercialize products.

IF WE DO NOT SUCCESSFULLY COMPETE IN THE DEVELOPMENT AND COMMERCIALIZATION OF PRODUCTS AND KEEP PACE WITH RAPID TECHNOLOGICAL CHANGE, WE WILL BE UNABLE TO CAPTURE AND SUSTAIN A MEANINGFUL MARKET POSITION.

         The biotechnology and pharmaceutical industries are highly competitive and subject to significant and rapid technological change. We are aware of several companies that are actively engaged in research and development in areas related to our research focus. Many of these companies are addressing the same diseases and disease indications that we are addressing. As a result of this intense competition, any products that we develop may become obsolete before we are able to recover the expenses incurred in their development. Moreover, many of these companies, either alone or together with their collaborative partners, have substantially greater financial resources and larger research and development staffs.

IF OUR INTELLECTUAL PROPERTY DOES NOT ADEQUATELY PROTECT PRODUCT CANDIDATES, WE COULD ENCOUNTER MORE DIRECT COMPETITION, WHICH COULD AVERSELY IMPACT OUR REVENUES.

         Our success depends, in part, on our ability to:

         -     obtain and maintain patents or rights to patents;
         -     protect trade secrets;
         -     operate without infringing upon the proprietary rights of others;
               and
         -     prevent others from infringing on our proprietary rights.

         We will be able to protect proprietary rights from unauthorized use by third parties only to the extent that our proprietary rights are covered by valid and enforceable patents or are effectively maintained as trade secrets. The patent position of biotechnology companies involves complex legal and factual questions and, therefore, enforceability cannot be predicted with certainty. Patents, if issued, may be challenged, invalidated or circumvented. Thus, any patents that are owned or licensed from third parties may not provide adequate protection against competitors. Pending patent applications, those applications that we may file in the future, or those applications that may be licensed from third parties, may not result in patents being issued. Also, patent rights may not provide adequate proprietary protection or competitive advantages against competitors with similar technologies. The laws of certain foreign countries do not protect intellectual property rights to the same extent as do the laws of the United States.

         In addition to patents, we rely on trade secrets and proprietary know-how. Protection of trade secrets and know-how is sought, in part, through confidentiality and proprietary information agreements and customary principles of "work-for-hire." These agreements may not provide meaningful protection or adequate remedies in the event of unauthorized use or disclosure of confidential and proprietary information. Failure to protect proprietary rights could seriously impair our competitive position.

IF THIRD PARTIES CLAIM WE ARE INFRINGING THEIR INTELLECTUAL PROPERTY RIGHTS, WE COULD BECOME SUBJECT TO SIGNIFICANT LITIGATION OR LICENSING EXPENSES OR BE PREVENTED FROM MARKETING OUR PRODUCTS.

         The areas in which we have focused our research and development have a number of competitors. This has resulted in a number of issued patents and still-pending patent applications. Patent applications in the United States are, in most cases, maintained in secrecy until the patents issue. The publication of discoveries in the scientific or patent literature frequently occurs substantially later than the date on which the underlying discoveries were made. Commercial success depends significantly on our ability to operate without infringing the patents and other proprietary rights of third parties. In the event of such infringement, we may be prevented from pursuing certain product development or commercialization and may be required to obtain a license for the use of the proprietary rights or patents. We may also be required to pay damages for past infringement.

         The biotechnology and pharmaceutical industries have been characterized by extensive litigation regarding patents and other intellectual property rights. The defense and prosecution of intellectual property lawsuits, U.S. Patent and Trademark Office interference proceedings and related legal and administrative proceedings in the United States and in foreign countries involve complex legal and factual questions. As a result, such proceedings are costly and time consuming to pursue and their outcome is uncertain.

         Litigation may be necessary in the future to:

         -     enforce patents that we own or license;
         -     protect trade secrets or know-how that we own or license; or
         - determine the enforceability, scope and validity of the proprietary rights of others.

         We believe that our technology has been independently developed and does not infringe upon the proprietary or intellectual property rights of others. We cannot, however, guarantee that our technology does not, and will not in the future, infringe upon the rights of third parties. We may be a party to legal proceedings and claims relating to the proprietary information of others from time to time in the ordinary course of our business. If we become involved in any litigation, interference or other administrative proceedings, we will incur substantial expenses and the efforts of technical and management personnel will be significantly diverted. An adverse determination may subject us to loss of proprietary position or to significant liabilities, or require licenses that may not be available from third parties. We may be restricted or prevented from manufacturing and selling products, if any, in the event of an adverse determination in a judicial or administrative proceeding or if we fail to obtain necessary licenses. Costs associated with these arrangements may be substantial and may include ongoing royalties. Furthermore, the necessary licenses may not be available on satisfactory terms, if at all.

WE CANNOT BE SURE THAT ANY FUTURE OR CURRENTLY PENDING PATENT APPLICATIONS RELATING TO OUR PRODUCTS WILL ISSUE ON A TIMELY BASIS, IF EVER.

         Since patent applications in the United States are maintained in secrecy until 18 months from the priority date, and since publication of discoveries in the scientific or patent literature often lag behind actual discoveries, we cannot be certain that we were the first to develop the inventions covered by each of our pending patent applications or that we were the first to file patent applications for such inventions. Even if patents are issued, the degree of protection afforded by such patents will depend upon the:

         -     scope of the patent claims;
         - validity and enforceability of the claims obtained in such patents; and
         - our willingness and financial ability to enforce and/or defend them.

EVEN IF WE OBTAIN REGULATORY APPROVAL TO MARKET AND SELL OUR PRODUCTS, WE WILL BE SUBJECT TO ONGOING REGULATORY REVIEW, WHICH WILL BE EXPENSIVE AND MAY AFFECT OUR ABILITY TO SUCCESSFULLY COMMERCIALIZE OUR PRODUCTS.

         Even if regulatory approval for a product is secured, such approval may be subject to limitations on the indicated uses for which the product may be marketed. Such limitations may restrict the size of the available market for the product or contain requirements for costly post-marketing surveillance studies. Manufacturers of medical products are subject to continued review and periodic inspections by the FDA and other regulatory authorities. The subsequent discovery of previously unknown problems with the product, clinical trial subjects, or with the manufacturer or its manufacturing facility may result in the imposition of restrictions on the product or manufacturer, including withdrawal of the product from the market. If we or any of our collaborative partners fail to comply with applicable regulatory requirements, we may be subject to fines, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions and criminal prosecution.

WE HAVE BEEN SUBJECT TO LITIGATION AND MAY BE SUBJECT TO LITIGATION FROM TIME TO TIME. WE MAY BE UNABLE TO PAY ANY ADVERSE CLAIMS WITH THE FUNDS THAT ARE AVAILABLE TO US.

         We and our French subsidiary were party to several lawsuits seeking damages from our company and our subsidiary. One material case was lost and although the full amount had been provided for in our financial statements, we do not have sufficient funds to meet our obligations should the plaintiff demand immediate payment of the amount we now owe him, unless we are able to raise a sufficient amount of additional capital. We are registering 2,000,000 shares in this Registration Statement which are pledged as collateral for payment on the amount owed. Our inability to meet such obligations would have a material adverse effect on our liquidity and could threaten our business.

OUR STOCK PRICE MAY EXPERIENCE SIGNIFICANT VOLATILITY, WHICH COULD ADVERSELY AFFECT THE VALUE OF YOUR INVESTMENT.

         The market price of our common stock, like that of the common stock of many other development stage biotechnology companies, may be highly volatile. In addition, the stock market has experienced extreme price and volume fluctuations. This volatility has significantly affected the market prices of securities of many biotechnology and pharmaceutical companies for reasons frequently unrelated to, or disproportionate to, the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock.

THE ISSUANCE OF ADDITIONAL EQUITY SECURITIES MAY DILUTE YOUR INVESTMENT.

         We currently have 68,447,864 shares of common stock outstanding, one share of Special Voting Preferred Stock, options to purchase an aggregate of 2,186,416 shares of common stock and warrants to purchase an aggregate of 2,700,000 shares of common stock. We are authorized to issue up to 495 million shares of common stock and 5 million shares of preferred stock without additional stockholder approval. The issuance of additional common stock or preferred stock will dilute our stockholders' percentage ownership, and, depending on the offering price of such stock, may also serve to dilute the value of such ownership interest.

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO RESELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS.

         Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stock:

         o     With a price of less than $5.00 per share;

         o     That are not traded on a "recognized" national exchange;

         o Whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

         o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

         Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

AN INVESTMENT IN OUR COMPANY MAY BE DILUTED AND REDUCE THE VALUE OF YOUR SHARES.

         We may issue a substantial number of shares of our common stock without investor approval. Any such issuance of our securities in the future could reduce an investor's ownership percentage and voting rights in our company and further dilute the value of your investment.


                         RISKS RELATED TO THIS OFFERING

NEW SHAREHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM OUR SALE OF SHARES UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT WHICH COULD REDUCE THE VALUE OF YOUR SHARES.

         Cornell Capital may convert its convertible debenture into shares of our common stock and Cornell Capital may purchase shares of our common stock under the Standby Equity Distribution Agreement, which purchase price is effectively at a 2% discount to the market price. The subsequent sale of such shares by Cornell Capital could cause significant downward pressure on the price of our common stock. This is especially the case if the shares being placed into the market exceed the market's demand for our common stock. As the stock price of our common stock declines, Cornell Capital will be entitled to receive an increasing number of shares under the Standby Equity Distribution Agreement and convertible debenture. The sale of such increasing number of shares by Cornell Capital could cause further downward pressure on the stock price to the detriment and dilution of existing investors, as well as investors in this offering.

         Further, there is no maximum number of shares we might be required to issue under securities with market-price based conversion or exercise prices, such as securities issued in connection with the Standby Equity Distribution Agreement and the related convertible debenture, except for the 9.9% limitation on Cornell Capital's ownership interest in Mymetics at any one time. However, over time, Cornell Capital may acquire and sell a number of shares that far exceeds this limit, through the continual purchase and sale of shares.

         To illustrate the dilution that may result from the purchase of shares under the Standby Equity Distribution Agreement, assuming an offering price of $0.12 per share, the new stockholders would experience an immediate dilution in the net tangible book value of $0.10 per share. Dilution per share at prices of $0.08, $0.10, $0.14 and $0.16 per share would be $0.08, $0.09, $0.11 and $0.12, respectively. For purposes of the dilution calculation we have assumed a currency exchange rate of $1.3269 per Euro.

         As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price, the more shares of common stock we will have to issue under the Standby Equity Distribution Agreement to draw down the full amount and to issue upon conversion of the convertible debentures. If our stock price is lower, then our existing stockholders would experience greater dilution.

UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT, CORNELL CAPITAL WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK WHICH COULD REDUCE THE VALUE OF YOUR SHARES.

         The common stock to be issued under the Standby Equity Distribution Agreement will be issued at a 2% discount to the lowest closing bid price for the five days immediately following the notice date and advance. In addition, Cornell Capital will retain 5% from each advance. These discounted sales could cause the price of our common stock to decline.

IF THE SELLING STOCKHOLDERS SELL PART OR ALL OF THEIR SHARES OF COMMON STOCK IN THE MARKET, SUCH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE.

         After this registration statement is declared effective by the Securities and Exchange Commission, the selling stockholders may sell in the public market all of the shares of common stock being registered in this offering. That means that up to 89,446,742 shares of common stock, the number of shares being registered in this offering, may be sold. The number of shares being registered in this offering represents approximately 56.7% of the total number of shares of common stock outstanding upon their issuance. Such sales may cause our stock price to decline.

IF THE SELLING STOCKHOLDERS SELL A MATERIAL AMOUNT OF COMMON STOCK THE SIGNIFICANT DOWNWARD PRESSURE ON THE PRICE OF OUR STOCK CAUSED BY THOSE SALES COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FURTHER DECLINE OF OUR STOCK PRICE.

         In many circumstances the provisions of a Standby Equity Distribution Agreement for companies that are traded on the OTC Bulletin Board have the potential to cause a significant downward pressure on the price of common stock. This is especially true if the shares being placed into the market exceed the ability of the market to absorb the increased stock or if Mymetics has not performed in such a manner to show that the equity funds raised will be used to grow Mymetics. This could result in further downward pressure on the price of our common stock.

         Under the terms of our Standby Equity Distribution Agreement, we may request numerous draw downs. In addition, our outstanding convertible debentures are convertible at a discount to the market price of our common stock. As a result, the opportunity exists for short sellers and others to contribute to the future decline of our stock price. Persons engaging in short-sales, sell shares that they do not own, and at a later time purchase shares to cover the previous sales. To the extent the stock price declines between the time the person sells the shares and subsequently purchases the shares, the person engaging in short-sales will profit from the transaction, and the greater the decline in the stock, the greater the profit to the person engaging in such short-sales. By contrast, a person owning a long position in a stock, such as an investor purchasing shares in this offering, first purchases the shares at the then prevailing market price. If the stock price declines while the person owns the shares, then upon the sale of such shares the person maintaining the long position will incur a loss, and the greater the decline in the stock price, the greater the loss which is incurred by the person owning a long-position in the stock. If there are significant short sales of stock, the price decline that would result from this activity will cause the share price to decline more so, which in turn may cause long holders of the stock to sell their shares, thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock, the price will decline. It is not possible to predict if the circumstances whereby short sales could materialize or to what extent the share price could drop.

OUR COMMON STOCK HAS BEEN THINLY TRADED WHICH COULD MAKE OUR STOCK PRICE VOLATILE AND WE CANNOT PREDICT THE EXTENT TO WHICH A TRADING MARKET WILL DEVELOP.

         Our common stock is traded on the OTC Bulletin Board. Our common stock is thinly traded compared to larger more widely known companies. Thinly traded common stock can be more volatile than common stock trading in an active public market. We cannot predict the extent to which an active public market for the common stock will develop or be sustained after this offering.

WE WILL NOT BE ABLE TO DRAW DOWN UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT IF THE INVESTOR HOLDS MORE THAN 9.9% OF OUR COMMON STOCK WHICH MAY PREVENT US FROM RAISING NEEDED FUNDS TO CONTINUE OUR BUSINESS.

         In the event Cornell Capital holds more than 9.9% of the then-outstanding common stock of our company, we may be unable to draw down on the Standby Equity Distribution Agreement. Currently, Cornell Capital has beneficial ownership of 2.9% of our common stock. If we are unable to draw down on the Standby Equity Distribution Agreement or are unable to obtain additional external funding or generate revenue from the sale of our financial products and services, we could be forced to curtail or cease our operations.

                           FORWARD-LOOKING STATEMENTS

         Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

         This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS

         The following table presents information regarding the selling stockholders. Pursuant to the Standby Equity Distribution Agreement, Cornell Capital has agreed to purchase up to $5.0 million of our common stock. In addition, in connection with the execution of the Standby Equity Distribution, we issued Cornell Capital 2,013,109 shares of common stock. None of the selling stockholders are broker-dealers or affiliates of broker-dealers and none of the selling stockholders have held a position or office, or had any other material relationship, with us, except as follows:

         o Cornell Capital is the investor under the Standby Equity Distribution Agreement. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, LLC, makes the investment decisions on behalf of Yorkville Advisors.

         o Newbridge Securities, which intends to sell 93,633 shares acquired pursuant to a Placement Agent Agreement.


         The table follows:




                                                                         SHARES TO BE
                                                                        ACQUIRED UNDER
                                                      PERCENTAGE OF      THE STANDBY                             PERCENTAGE OF
                               SHARES BENEFICIALLY  OUTSTANDING SHARES     EQUITY                              OUTSTANDING SHARES
                                  OWNED BEFORE      BENEFICIALLY OWNED   DISTRIBUTION  SHARES TO BE SOLD IN    BENEFICIALLY OWNED
    SELLING STOCKHOLDER             OFFERING        BEFORE OFFERING(1)    AGREEMENT      THE OFFERING            AFTER OFFERING
--------------------------     ------------------- ------------------   -------------  --------------------   -------------------
Cornell Capital (3)                     2,013,109               2.9%      83,333,333     85,346,442(2)                     0%
Newbridge Securities Corporation           93,633                  *               0            93,633                     0%
Philippe Amsler (4)                     2,000,000               2.9%               0         2,000,000                     0%
Alain Chevalier                           255,890                  *               0           100,000                      *
Anglo Irish Bank SA                     1,602,456                  *               0           600,000                   1.5%
Gilles Queru                              766,667               1.1%               0           766,667                     0%
Patrick Hubscher                           40,000                  *               0            40,000                     0%
Kellogg Capital Group LLP               3,000,000                  *               0           500,000                   3.7%
-----------------------------------------
* Less than 1%.




(1) Percentage of outstanding shares is based on 68,447,864 shares of common stock outstanding as of December 3, 2004, together with shares deemed beneficially owned by each such shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that may be obtained within sixty days of December 3, 2004 are deemed to be beneficially owned by the person holding such securities that are convertible or exchangeable into shares of common stock for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.


(2) Mymetics cannot predict the actual number of shares of common stock that will be issued pursuant to the Standby Equity Distribution Agreement because the purchase price of the shares under the Standby Equity Distribution Agreement is based upon future bid prices for Mymetics' shares at the time it requests an advance of funds from Cornell Capital and because Mymetics has not determined the total amount of advances under the Standby Equity Distribution Agreement that it intends to request. Therefore, the number of shares of common stock registered under this registration statement in connection with the Standby Equity Distribution Agreement is based on Mymetics' good-faith estimate of the maximum number of shares that Mymetics will issue with respect thereto based upon current market prices of the company's common stock.


(3) Assumes Cornell Capital sells all shares purchased by it pursuant to the Standby Equity Distribution Agreement and 2,013,109 of the shares of common stock issued as payment of a $215,000 commitment fee but retains all other of our shares currently held by it.


(4) Assumes Mr. Amsler will sell all shares that are pledged to him as collateral for payment of a judgment against the Company. Mr. Amsler was awarded approximately $106,000 in damages by a court in the canton of Geneva, Switzerland, pursuant to a claim he had against our French subsidiary, Mymetics S.A. (formerly Hippocampe S.A.) for its failure to pay for legal services rendered. As a practicing lawyer in Switzerland, Mr. Amsler is barred under that jurisdiction's ethical guidelines for lawyers from taking stock directly for legal services rendered. If we were unable to pay Mr. Amsler he would be permitted to seek payment of the claim by the sale of these shares.

         The following information contains a description of Cornell Capital and Newbridge Securities Corp.'s relationship to Mymetics and how each of them acquired the shares to be sold in this offering. None of the selling stockholders have held a position or office, or had any other material relationship, with Mymetics, except as described below.

SHARES ACQUIRED IN FINANCING TRANSACTIONS WITH MYMETICS

         CORNELL CAPITAL. Cornell Capital is the investor under the Standby Equity Distribution Agreement and a holder of 2,013,109 shares of our common stock. All investment decisions of Cornell Capital are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors. Cornell Capital acquired all shares being registered in this offering in financing transactions with Mymetics. Those transactions are explained below:

         Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically issue and sell to Cornell Capital shares of common stock for a total purchase price of $5.0 million. The amount of each advance is subject to a maximum advance amount of $175,000. Cornell Capital will purchase shares of our common stock for a 2% discount to the lowest closing bid price of our common stock for the five days immediately following the notice date. In addition, Cornell Capital will retain 5% of each advance under the Standby Equity Distribution Agreement and receive a commitment fee of $215,000. The commitment fee is payable by the issuance of common stock. This prospectus relates to the shares of our common stock to be issued under the Standby Equity Distribution Agreement and 2,013,109 shares of our common stock issued as payment for the commitment fee. Cornell Capital intends to sell such shares at the then prevailing market price. There are certain risks related to sales by Cornell Capital, including:

         o The outstanding shares will be issued based on discount to the market rate. As a result, the lower the stock price, the greater the number of shares that will be issued to Cornell Capital. This could result in substantial dilution to the interests of other holders of common stock.

         o To the extent Cornell sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Cornell to sell greater amounts of common stock, the sales of which would further depress the stock price.

         o The significant downward pressure on the price of the common stock as Cornell sells material amounts of common stocks could encourage short sales by others. This could place further downward pressure on the price of the common stock.

         NEWBRIDGE. Newbridge is an unaffiliated registered broker-dealer that has been retained by us. For its services in connection with the Standby Equity Distribution Agreement, Newbridge received a fee of $10,000, which is payable in shares of common stock. These shares are being registered in this offering. All investment decisions of Newbridge are made by its President, Guy Amico.

                                 USE OF PROCEEDS

         This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we will receive the proceeds from the sale of shares of common stock to Cornell Capital under the Standby Equity Distribution Agreement. The purchase price of the shares purchased under the Standby Equity Distribution Agreement will be equal to 98% of the lowest closing volume weighted average price of the Company's common stock as quoted by Bloomberg, LP on the OTC Bulletin Board for the five days immediately following the notice date. Cornell Capital will retain 5% of each advance.

         We intend to use the proceeds from the sale of shares of common stock to Cornell Capital for general corporate purposes.

                                    DILUTION

         Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to us, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued under the Standby Equity Distribution Agreement.

         Our net tangible book value as of September 30, 2004 was ($6,432,811) or ($0.10) per share of common stock. Net tangible book value is determined by dividing our tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of our common stock on that date. We have assumed a currency exchange rate of $1.3269 per Euro.

         For example, if we assume that we had issued 83,333,333 shares of common stock under the Standby Equity Distribution Agreement on that date, at an assumed offering price of $0.12 per share, less $61,445 of offering expenses, our net tangible book value as of September 30, 2004 would have been $2,805,744 or $0.02 per share. This represents an immediate increase in net tangible book value to existing shareholders of $0.12 per share and an immediate dilution to new shareholders of $0.10 per share, or 83.3%. The following table illustrates the per share dilution:



Assumed public offering price per share                                                                               $0.12
Net tangible book value per share before this offering                                             ($0.10)
Increase attributable to new investors                                                              $0.12
                                                                                                 ----------
Net tangible book value per share after this offering                                                                 $0.02
                                                                                                                    -------
Dilution per share to new shareholders                                                                                $0.10
                                                                                                                    =======

         The offering price of our common stock under the Standby Equity Distribution Agreement is based on 98% of the lowest volume weighted average price of the Company's common stock as quoted by Bloomberg, LP on the OTC Bulletin Board or other principal market on which our common stock is traded for the five consecutive trading days after the notice date. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices. The following table shows the dilution to new investors of the different prices set forth below:


                      ASSUMED                        NO. OF SHARES TO BE              DILUTION PER SHARE TO
                  OFFERING PRICE                           ISSUED                         NEW INVESTORS
                  --------------                  --------------------------       -------------------------
                       $0.08                            83,333,333 (1)                            $0.08
                       $0.10                            83,333,333 (1)                            $0.09
                       $0.14                            83,333,333 (1)                            $0.11
                       $0.16                            83,333,333 (1)                            $0.12



-----------------------------------------
(1) This represents the maximum number of shares of common stock that will be registered under the Standby Equity Distribution Agreement.

                      STANDBY EQUITY DISTRIBUTION AGREEMENT

         SUMMARY. On October 19, 2004, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital shares of common stock for a total purchase price of up to $5.0 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital will pay 98% of the lowest closing volume weighted average price of our Common Stock as quoted by Bloomberg, LP with respect to the five trading days after we give notice to Cornell that we wish to sell stock to them. In addition, Cornell Capital Partners will retain a commission of 5.0% of each advance under the Standby Equity Distribution Agreement. Cornell Capital is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. In addition, we have engaged Newbridge Securities Corporation, an unaffiliated registered broker-dealer, to act as our exclusive placement agent in connection with the Standby Equity Distribution Agreement. For its services, Newbridge will be paid a $10,000 placement agent fee, which is payable in shares of our common stock. The effectiveness of the sale of the shares under the Standby Equity Distribution Agreement is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission. The costs associated with this registration will be borne by us.

         STANDBY EQUITY DISTRIBUTION AGREEMENT EXPLAINED. Pursuant to the Standby Equity Distribution Agreement, we may periodically sell shares of common stock to Cornell Capital to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every seven trading days. A closing will be held six trading days after the applicable pricing period for such advance at which time we will deliver shares of common stock and Cornell Capital will pay the advance amount less the commission described above.

         We may request advances under the Standby Equity Distribution Agreement once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until Cornell Capital has advanced $5.0 million or until the date that is two years after the SEC first declares the Registration Statement effective, whichever occurs first. We are limited to a maximum advance of $215,000. In no event will the number of shares issuable to Cornell Capital pursuant to an advance exceed 9.9% of our then-outstanding common stock. We are entitled to receive advances under the Standby Equity Distribution Agreement provided that: (i) the accompanying registration statement has previously become effective and remain effective on the date of delivery by us of an advance notice; (ii) we have obtained all permits and qualifications required by any applicable state law with respect to the offer and sale of shares of our common stock under the Standby Equity Distribution Agreement; (iii) no fundamental changes to the information set forth in accompanying registration statement exist which would require us to file a post-effective amendment to the accompanying registration statement; and
(iv) the trading of our common stock is not suspended by the Securities and Exchange Commission or the principal trading exchange or market for our common stock.

         We cannot predict the actual number of shares of common stock that will be issued pursuant to the Standby Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Assuming we drew down the entire $5.0 million available under the Standby Equity Distribution Agreement in a single advance (which is not permitted under the terms of the Standby Equity Distribution Agreement) and the purchase price was equal to $0.12 per share, then we would issue 41,666,666 shares of our common stock to Cornell Capital. These shares would represent approximately 37.8% of our outstanding common stock upon issuance. Mymetics is registering 89,446,742 shares of common stock for sale under the Standby Equity Distribution Agreement. On December 1, 2004, we amended our Certificate of Incorporation to increase our authorized share of common stock to 500,000,000 shares. As of December 3, 2004, we had 68,447,864 shares of common stock issued and outstanding. If our share price were to decline dramatically, we may need to register additional shares of common stock in order to fully utilize the $5.0 million available under the Standby Equity Distribution Agreement and would need to amend our Certificate of Incorporation to increase the number of authorized shares of common stock available for issuance.

         You should be aware that there is an inverse relationship between our stock price and the number of shares to be issued under the Standby Equity Distribution Agreement. That is, as our stock price declines, we would be required to issue a greater number of shares under the Standby Equity Distribution Agreement for a given advance. This inverse relationship is demonstrated by the following table, which shows the number of shares to be issued under the Standby Equity Distribution Agreement at a recent price of $0.12 per share and discounts to the recent price. This table does not take into account any shares of our common stock that may be issued upon the conversion or exercise of outstanding options and warrants.



Market Price                     $           0.06          $           0.08          $           0.10          $           0.12


Purchase Price:                  $          0.059          $          0.078          $          0.098          $          0.118


No. of Shares(1):                      83,333,333                62,500,000                50,000,000                41,666,667


Total Outstanding(2):                 151,781,197               130,947,864               118,447,864               110,114,530


Percent Outstanding(3):                      54.9%                     47.7%                     42.2%                     37.8%


Net Cash to Mymetics (4)         $      4,655,000          $      4,655,000          $      4,655,000          $      4,655,000



----------------------

(1) Represents the number of shares of common stock to be issued to Cornell Capital at the prices set forth in the table.

(2) Represents the total number of shares of common stock outstanding after the issuance of the shares to Cornell Capital.

(3) Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.

(4) Cash proceeds to Mymetics after deduction of 5% of each advance retained by Cornell Capital.

       The proceeds received by us under the Standby Equity Distribution Agreement will be used for general corporate purposes, for an expansion of the financial product and service offerings and for development of sales and marketing channels. We cannot predict the total amount of proceeds to be raised in this transaction, in part, because we have not determined the total amount of the advances we intend to draw. However, we expect to incur expenses of approximately $61,445 consisting primarily of professional fees incurred in connection with this registration.

                              PLAN OF DISTRIBUTION

         The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders or by pledgees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the OTC Bulletin Board market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the OTC Bulletin Board market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of our common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

         If any shares of common stock being registered for resale in the accompanying registration statement are transferred from the named selling stockholders listed in this Prospectus and such transferees wish to rely on this Prospectus to resell these shares, then a post-effective amendment to the accompanying registration statement would need to be filed with the Securities and Exchange Commission naming these individuals as selling shareholders and providing the information required by Item 507 of Regulation S-B.

         Cornell Capital is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Standby Equity Distribution Agreement. Cornell Capital will pay us 98% of the lowest closing bid price for our common stock reported by Bloomberg LP with respect to the five trading days after we give notice to Cornell that we wish to receive an advance. The 2% discount on the purchase of the common stock to be received by Cornell Capital will be an underwriting discount. In addition, Cornell Capital is entitled to retain 5% of the proceeds raised by us under the Standby Equity Distribution Agreement and receive a commitment fee of $215,000. The commitment fee is payable by the issuance of common stock. This prospectus relates to the shares of our common stock to be issued under the Standby Equity Distribution Agreement and 2,013,109 shares of our common stock issued as payment for the commitment fee. Cornell Capital intends to sell such shares at the then prevailing market price. The 2% discount, the 5% retainage and the commitment fee are underwriter discounts. In addition, Newbridge, an unaffiliated registered broker-dealer, will be paid a placement agent fee of $10,000, which, in our discretion, is payable in cash or shares of our common stock.

         The Standby Equity Distribution Agreement provides that we may not request an advance with respect to the Standby Equity Distribution Agreement at any time that Cornell Capital has beneficial ownership of 9.9% or more of our outstanding common stock nor may we request and advance that would cause Cornell Capital to own more than 9.9% of our outstanding common stock. Currently, Cornell Capital has beneficial ownership of 2.9% of our common stock.

         Cornell Capital was formed in February 2000 as a Delaware limited partnership. Cornell Capital is a private equity fund whose principal business function is to provide equity and debt financing to publicly traded companies through vehicle including but not limited to equity lines of credit and convertible debentures. Cornell Capital does not have any material relationships with the officers or directors of Mymetics.

         Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states, the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stock: (i) with a price of less than $5.00 per share; (ii) that are not traded on a "recognized" national exchange; (iii) whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or (iv) in issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

         Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

         We will pay the entire expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify the selling stockholders and their controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $61,445 as well as 5.0% of the gross proceeds received under the Standby Equity Distribution Agreement that will be retained by Cornell Capital. We intend to pay these expenses from the proceeds we anticipate receiving under the Standby Equity Distribution Agreement. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Standby Equity Distribution Agreement.

         The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling shareholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock of Mymetics while such selling shareholders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling shareholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. Cornell Capital can cover any short positions only with shares received from us under the Standby Equity Distribution Agreement. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         The following information should be read in conjunction with the consolidated financial statements of Mymetics and the notes thereto appearing elsewhere in this filing. Statements in this Management's Discussion and Analysis or Plan of Operation and elsewhere in this prospectus that are not statements of historical or current fact constitute "forward-looking statements."


MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         The following information should be read in conjunction with the consolidated financial statements of Mymetics and the notes thereto appearing elsewhere in this filing. Statements in this Management's Discussion and Analysis or Plan of Operation and elsewhere in this prospectus that are not statements of historical or current fact constitute "forward-looking statements."

OVERVIEW

         In March 2001, we acquired substantially all of the shares of Mymetics SA (formerly Hippocampe SA) as our primary operating business. Mymetics SA is a biotechnology research and development company devoted to fundamental and applied research in the areas of human and veterinary biology and medicine. The Company's primary objective is to develop therapies to treat certain retroviruses including human immunodeficiency virus, or HIV, the virus that leads to acquired immunodeficiency syndrome, or AIDS. Additional applications of our research include potential treatments and/or vaccines for animal AIDS, human and animal oncoviral leukemias, multiple sclerosis and organ transplantation.

         Since the acquisition of Mymetics SA, our financial statements have been prepared treating us as a development stage company. We currently do not make, market or sell any products or services. As of September 30, 2004, we had not performed any clinical testing and a commercially viable product is not expected for several more years. As such, we have not generated any significant revenues. Revenues reported by us consist of incidental serum by-products of our research and development activities and interest income. For the purpose of our financial reporting, the development stage started on May 2, 1990, which is the date that Mymetics SA was originally organized in France.

         As of September 30, 2004, we have an accumulated deficit of approximately E25.1 million. Our losses have resulted primarily from research and development activities, related general and administrative expenses and bank fees incurred in connection with the acquisition of Mymetics SA. To date, our principal sources of funding have been private equity financings and bank financings. We expect to continue to incur substantial operating losses for the foreseeable future as we continue our research and development activities.

         The following discussion and analysis of our results of operations and financial condition for the nine months ended September 30, 2004 should be read in conjunction with our consolidated financial statements and related notes included in this Registration Statement on Form SB-2.

CRITICAL ACCOUNTING POLICIES

         Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, costs and expenses, and related disclosures. On an ongoing basis, we evaluate our estimates and assumptions. Our actual results may differ from these estimates under different assumptions or conditions.

         We believe that of our significant accounting policies, which are described in Note 1 of the notes to our consolidated financial statements, the following accounting policies involve a greater degree of judgment and complexity. Accordingly, these are the policies we believe are the most critical to aid in fully understanding and evaluating our consolidated financial condition and results of operations.

         FOREIGN CURRENCY TRANSLATION

         The Company translates non-Euro assets and liabilities of its subsidiaries at the rate of exchange at the balance sheet date. Revenues and expenses are translated at the average rate of exchange throughout the year. Unrealized gains or losses from these translations are reported as a separate component of comprehensive income. Transaction gains or losses are included in general and administrative expenses in the consolidated statements of operations. The translation adjustments do not recognize the effect of income tax because the Company expects to reinvest the amounts indefinitely in operations. The Company's reporting currency is the Euro because a substantial portion of the Company's activities have been conducted in Europe.

STOCK-BASED COMPENSATION

         The Company accounts for its stock-based employee compensation plan under the recognition and measurement principles of APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under the plan had an exercise price equal to or greater than the market value of the underlying common stock on the date of grant. Compensation cost for stock options and warrants to purchase stock granted to non-employees is measured using the Black-Scholes valuation model at the date of grant multiplied by the number of options granted, amortized over the estimated life of the option or warrant. This compensation cost is recognized ratably over the vesting period. In accordance with APB No. 25, the Company records compensation costs only for stock options issued to non-employees.

REVENUE AND EXPENSES

         We did not achieve any revenue for the nine month periods ended September 30, 2004 or September 30, 2003. Our lack of revenue is directly attributable to our focus on research and development.

         We did not achieve any revenue in the year ended December 31, 2003 compared to E8,000 for the year ended December 31, 2002.

         Costs and expenses decreased to E1,338,000 for the nine months ended September 30, 2004 from E1,680,000 for the nine months ended September 30, 2003, a decline in costs and expenses of 20.3%. Research and development expenses decreased to E555,000 in the current period from E792,000, a decline of 29.9% in the comparative period of 2003. General and administrative expenses decreased to E586,000 in the nine months ended September 30, 2004 from E711,000, a decline of 17.6% in the comparable period of 2003. The declines in our expenses were largely as a result of a decline in our ability to fund our research and development during the period and a decline in associated expenses as a result of reduced spending. We also implemented stricter cost controls following the change in management.

         Costs and expenses decreased to E2,786,000 for the year ended December 31, 2003 from E3,630,000 for year ended December 31, 2002, a decline of 23.3%. Research and development expenses decreased to E1,263,000 in the current year from E1,878,000 in the comparable period of 2002, a decline of 32.7%. General and administrative expenses decreased to E1,090,000 in the year ended December 31, 2003 from E1,293,000 in the comparable period of 2002, a decline of 15.7%. The declines in our expenses were largely as a result of a decline in our ability to fund our research and development during the period and a decline in associated expenses as a result of reduced spending. We also implemented stricter cost controls after a change in management in July 31, 2003, including reductions in management salaries and/or fees and travel expenses

NET LOSS

         We reported a net loss of E1,338,000, or E0.02 per share, for the nine months ended September 30, 2004, compared to E1,492,000, or E0.03, for the nine months ended September 30, 2003. We reported a net loss of E2,786,000 or E0.05 per share, for the year ended December 31, 2003, compared to E3,622,000 or E0.07, for the year ended December 31, 2002.

LIQUIDITY AND CAPITAL RESOURCES

         These financial statements have been prepared assuming we will continue as a going concern. We have experienced significant losses since inception resulting in a deficit in shareholders' equity of E25,137,000 as of September 30, 2004, which raises substantial doubt about our ability to remain a going concern. Deficits in operating cash flows since inception have been financed through debt and equity sources.

         As of September 30, 2004, we had approximately E8,000 in cash compared to E125,000 at December 31, 2003.

         Net cash used by operating activities was E974,000 for the nine months ended September 30, 2004, compared to E1,468,000 for the nine months ended September 30, 2003. An increase in accounts payable provided cash of E19,000 for the nine months ended September 30, 2004 compared to E359,000 for the nine months ended September 30, 2003.

         Net cash used by operating activities was E1,773,000 for the year ended December 31, 2003, compared to E3,235,000 for the year ended December 31, 2002.

         Financing activities provided cash of E867,000 (of which E675,000 was from the issuance of common stock to new investors) for the nine months ended September 30, 2004 compared to nil in the same period last year. We have a non-revolving term facility in the principal amount of up to E3.3 million, which matures on December 31, 2004.

         Investing activities provided no/immaterial cash for the year ended December 31, 2003 compared to E252,000 for the year ended December 31, 2002. Financing activities provided cash of E1,263,000 for the year ended December 31, 2003 compared to E2,181,000 in the same period last year. Proceeds from issuance of common stock provided cash of E125,000 for the year ended December 31, 2003 compared to E8,000 in the same period in 2002.

         In order to remain a going concern, we intend to seek additional financial resources to continue our research and development, pre-clinical and clinical studies and regulatory activities necessary to bring our potential products to market and to establish production, marketing and sales capabilities. The timing and amount of spending of such financial resources cannot be accurately predicted and will depend on several factors, including the progress of our efforts in raising such financial resources, the progress of our research and development efforts and pre-clinical and clinical activities, competing technological and market developments, the time and costs of obtaining regulatory approvals, the time and costs involved in filing, prosecuting and enforcing patent claims, the progress and cost of commercialization of products currently under development, market acceptance and demand for our products and other factors beyond our control.

         On October 20, 2004, we obtained a firm commitment of $5 million under a Standby Equity Distribution Agreement signed with Cornell Capital. Under this agreement, we may issue and sell to Cornell Capital, common stock for a total purchase price of up to $5.0 million. We will be entitled to commence drawing down on the Standby Equity Distribution Agreement when the sale of the common stock under the Standby Equity Distribution Agreement is registered with the SEC and for two years thereafter. The purchase price for the shares will be equal to 98% of the market price, which is defined as the lowest closing volume weighted average price of the Company's Common Stock as quoted by Bloomberg, LP on the OTC Bulletin Board for the five days immediately following the notice date. A cash fee equal to five percent (5%) of the cash proceeds of the draw down is also payable at the time of funding. To date, we have not received any funding under the Standby Equity Distribution Agreement.

         Except for this financing agreement, other than through our operations, we have no other significant sources of working capital or cash commitments. No assurance can be given that these financing arrangements will be sufficient to meet our needs, or that we will ever produce sufficient revenues to expand our operations to a desirable level, or that a market for our common stock will be further developed for which a significant amount of our financing is dependant.

         We believe that the financing arrangements in place are sufficient to satisfy our cash requirements for the next eighteen to twenty-four months. If we are unable to recognize sufficient proceeds from these arrangements, we believe that we can limit our operations, defer payments to management and maintain our business at nominal levels until we can identify alternative sources of capital.

         We will seek to raise additional funds from U.S. or European government agencies such as NIH or Eurovac, from humanitarian donors such as the International AIDS Vaccine Initiative (IAVI) or the Bill and Melinda Gates Foundation, lenders and/or equity or debt issuance and/or potential partnership with major international pharmaceutical and biotechnology firms. However, there can be no assurance that we will be able to obtain grants and/or raise additional capital on terms satisfactory to us, or at all. In the event that we are not able to obtain such additional capital or grants, we would be required to restrict or even halt our operations. If adequate funds are not available, we could be required to delay development or commercialization of our products or technologies that we would otherwise seek to commercialize for ourselves, or reduce the marketing, customer support or other resources devoted to our products, any of which could have a material adverse effect on our business, financial condition and result of operations.

OFF-BALANCE SHEET ARRANGEMENTS.

         The Company does not have any off-balance sheet arrangements.

TABULAR DISCLOSURE OF CONTRACTUAL OBLIGATIONS




                                                             PAYMENTS DUE BY PERIOD (THOUSANDS OF EUROS)
CONTRACTUAL OBLIGATION
                                                                   LESS                                      MORE
                                                                  THAN 1         1 -- 3       3 -- 5        THAN 5
                                                    TOTAL          YEAR          YEARS         YEARS        YEARS
Long-term debt                                       E0             E0             E0           E0            E0
Capital Lease Obligations                            E0             E0             E0           E0            E0
Operating Lease Obligations                          E20            E20            E0           E0            E0
Purchase Obligations                                 E0             E0             E0           E0            E0
Other Long-Term Liabilities Reflected on             E242           E0             E242         E0            E0
Mymetics Balance Sheet under GAAP
TOTAL                                                E262           E20            E242         E0            E0





INTEREST RATE RISK

         Fluctuations in interest rates may affect the fair value of financial instruments. An increase in market interest rates may increase interest payments and a decrease in market interest rates may decrease interest payments of such financial instruments. We have debt obligations which are sensitive to interest rate fluctuations.

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                             DESCRIPTION OF BUSINESS

THE COMPANY

OVERVIEW

         We are a holding company conducting business through our subsidiaries 6543 Luxembourg S.A., a joint stock company organized in 2001 under the laws of Luxembourg ("LuxCo"), and Mymetics S.A. (formerly Hippocampe S.A.), a company organized in 1990 under the laws of France ("Mymetics S.A."). We were incorporated in July 1994 pursuant to the laws of the Commonwealth of Pennsylvania under the name "PDG Remediation, Inc." In November 1996, we reincorporated under the laws of the State of Delaware and changed our name to "ICHOR Corporation." In July 2001, we changed our name to "Mymetics Corporation." We own all of the outstanding voting stock of LuxCo and Mymetics S.A. is a wholly-owned subsidiary of LuxCo.

         We currently do not make, market or sell any products or services, and thus, we have no revenues. We believe that our research and development activities, and the resulting intellectual property, will lead to the creation of commercially viable products, which can generate revenues for us in the future. If financially favorable terms are available, we may license or sell our intellectual property to third parties. If we fail to develop our intellectual property, we are unlikely to generate significant revenues.

         Our principal offices are located at 14, rue de la Colombiere, CH-1260 Nyon (Switzerland). Our telephone number is 011-41-22-363-13-10.

DEVELOPMENT OF THE COMPANY

         From our inception in 1990 to December 1997, we operated in the environmental services industry, focusing on thermal treatment (in Florida), remediation services (in Florida and Pennsylvania) and waste oil recycling (in Illinois). In February 1995, we completed an initial public offering. In 1998 and 1999, after disposing of our thermal treatment, remediation services and waste oil recycling businesses, we provided consulting services to an industrial customer in Europe. In June 1999, we acquired a majority interest in Nazca Holdings Ltd., whose business involved the exploration for and development of groundwater resources in Chile. Following the disposal of our interest in Nazca in July 2000, we did not have an operating business.

         In March 2001, we acquired 99.9% of the outstanding shares of Mymetics S.A. in consideration for shares of our common stock and shares of Class B Exchangeable Preferential Non-Voting Stock of LuxCo, or Preferential Shares, which are convertible into shares of our common stock. In 2002, we acquired the remaining 0.1% of the outstanding common stock of Mymetics S.A. pursuant to share exchanges with the remaining stockholders of Mymetics S.A. The terms of these recent share exchanges were substantially similar to the terms of the share exchange that occurred in March 2001. Mymetics S.A. was, and continues to be, a biotechnology research and development company.

         On June 30, 2001, we closed on a private offering of 1,333,333 shares of our common stock, at E1.77 ($1.50) per share, for an aggregate price of E2,355,600 ($2,000,000). This private placement was exempt from registration pursuant to Regulation S of the Securities Act of 1933, and the shares were sold to foreign investors meeting the requirements of Regulation S.

         In August, 2002 the Company formed Mymetics Deutschland GmbH for the purpose of applying for German government support of research activities to be conducted in Germany. This company never became active and was finally sold to MFC Securities (Deutschland) GmbH, an affiliate of our lender, MFC Merchant Bank S.A.

MYMETICS CORPORATION

         Prior to 2002, our activities were primarily conducted in Europe. During the second quarter of 2002, through our operations in the United States, we launched programs in the United States in an attempt to reinforce our intellectual property portfolio and to accelerate the commercialization of our technology. This was done, in part, by attempting to target products and business development in the United States. Again, prior to this time, activities such as design of the prototype molecules, synthesis, and in vitro testing had been conducted exclusively in Europe. We believed that expanding our operating activities in the United States offered numerous advantages, including greater access to expertise, grants, subsidies, intellectual property and public and private research teams. Due to financial constraints, we were forced to limit these activities in January 2003.


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         In July 2003, we underwent a management change when a group of nine shareholders took control of the Company and replaced all of our directors and officers (with the exception of Dr. Pierre-Francois Serres, the founder of Hippocampe S.A.). On July 20, 2003, Messrs. Christian Rochet and Ernst Lubke (now President and Chief Executive Officer and Chief Financial Officer of the Company) then representing a group of nine Swiss and French shareholders (including the founder of Mymetics, Dr. Pierre-Francois Serres) holding at that time over 54% of the outstanding shares of the Company, met with Mr. John M. Musacchio, then Chief Operating Officer and Chief Financial Officer of the Company, to inform him of the decision of said group of shareholders to request the resignation of all of the directors and officers of the Company (except Dr. Serres) and their intent to have some of the Company's major shareholders appointed as new directors and officers. The then incumbent board agreed to the shareholders demands.

         The shareholders expressed their concern about the Company's disclosures (or absence of disclosures), specifically:

         o the high ratio of general and administrative expenses compared to R&D expenses,
         o the scarcity of significant, published scientific results,
         o the refusal of the Board of Directors to acknowledge and act on nominations to the Board of Mymetics of well qualified candidates, made in August 2001 by Messrs. Rochet and Lubke,
         o the apparent inability of the Company to attract new capital following the significant decline of the Company's share price in August 2002,
         o the resignation of key executives (the CEO and the VP of development) in February 2003, and
         o the removal of Dr. Serres, the Company's founder and Chief Scientific Officer in May 2003.

         The new management team pledged to limit general and administrative expenses, in particular salaries, consulting fees and travel expenses, and to devote a higher proportion of funds to the Company's core business of research and development related to AIDS and other autoimmune related pathologies.

         On July 24, 2003, a letter formally requesting the resignation of the Company directors and officers (except Dr. Serres) was sent by the shareholders to the Company counsel, following which new directors were elected and new officers appointed on July 30 and 31, 2003.

MYMETICS S.A.

         Our subsidiary, Mymetics S.A., is a biotechnology research and development company devoted to fundamental and applied research in the area of human and veterinary biology and medicine. Mymetics S.A.'s primary objective is to develop therapies to treat certain retroviruses, including the human immunodeficiency virus, or HIV, the virus that leads to acquired immunodeficiency syndrome, or AIDS. Additional applications of Mymetics S.A.'s research include potential treatments and/or vaccines for animal AIDS, human and animal oncoviral leukemias, multiple sclerosis and organ transplantation. To date, Mymetics S.A. has conducted its fundamental research in Europe.

         Mymetics S.A.'s research strategy is to structure and manage a network of public and private best-in-class research teams, each with a clearly delineated focus. Mymetics S.A. has segmented its primary research into modules, which are then out-sourced, under its direct supervision, to high-level, specialized and complementary public and private research teams. Mymetics S.A. retains all intellectual property rights in the combined research and applies for domestic and international patents whenever justified. As agreed and coordinated by Mymetics S.A., the research teams are authorized to co-publish their results.

MYMETICS GMBH

         Mymetics Deutschland GmbH was formed in 2002 for the purpose of applying for German government support of research activities to be conducted in Germany. The German government offers subsidy programs as a means of attracting business investment into parts of eastern Germany. In particular, Mymetics Deutschland GmbH was organized to take advantage of (i) an investment matching program offered by the German government, whereby the German government matches the amount of certain investments made by companies in eastern Germany and (ii) a broader program, whereby the German government offers significant amounts of grant money to companies in eastern Germany that satisfy certain conditions. Mymetics Deutschland GmbH solicited interest from existing research teams in eastern Germany, formulated four distinct research programs and applied for German government grants. In December 2002, Mymetics Deutschland GmbH was informed that two of its programs would be eligible for matching grants. However, the broader program

                                       26

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described above, which may have served as a source of substantial working capital, was suspended by the German government for biotechnology companies. Consequently, the former Board of Directors elected to suspend its planned expansion of research activities into Germany and sold the German company to MFC Securities (Deutschland) GmbH, an affiliate of our lender, MFC Merchant Bank S.A., in July 2003.

RECENT INDUSTRY DEVELOPMENTS

         During the first quarter of 2003, one of our major competitors received approval from the United States Food and Drug Administration (FDA) of its fusion inhibitor candidate drug. This development, combined with advances in our research activities, served to validate our basic technology in the area of fusion inhibitors and, in particular, the efficacy of gp41-derived peptide product. Given this validation, as well as (i) advances in our research and development efforts, (ii) poor worldwide capital market conditions and (iii) lack of sufficient long term working capital, we have decided to re-direct our business development strategy: rather than independently funding the completion of research and development programs prior to the sale or licensing of our technology to a major international pharmaceutical or biotechnology firm, we have opted to accelerate the exploration of potential partnerships with major international pharmaceutical and biotechnology firms. We have also accelerated the development of our patent portfolio.

         We currently have compound prototypes potentially capable of commercialization, including:

         - Preventive vaccines - administered to healthy subjects to prevent infection by HIV.

         - Therapeutic molecules (pharmacological agents) - administered to infected subjects to prevent cell infection by HIV.


SCIENCE OVERVIEW

         Virus. Viruses are non-cellular organisms consisting of genetic material surrounded by a protein coat called capside or nucleocapside. Viruses are totally dependent of living cells for their replication. During the free (extra-cellular) and infectious stage (intra-cellular) of their life cycle, viruses do not perform the usual functions of living cells, such as respiration and growth. Rather, when viruses enter a living plant, animal or bacterial cell, they utilize the host cell's chemical energy and synthesizing ability to replicate. In other words, viruses utilize the infected cell as an "assembling manufacturer" for producing their viral genes and proteins to generate thousands of infectious viruses, which are then released, often destroying the host cell. Most often, viruses enter the host through respiratory, gut or genital mucosal surfaces, although they also may directly enter the blood stream via hypodermic syringe, animal bite or insect bite. About 2,500 viral species have been identified to date. These viruses are subdivided into two main categories, based on their genetic material: the DNA viruses that have deoxyribonucleic acid and the RNA viruses that use the ribonucleic acid. These virus categories can be re-subdivided, according to the presence or absence of a lipid membrane-host derived surrounding the viral capside made of proteins. Many other criteria are used to classify the 2,500 viruses into 75 major families. HIV belongs to the group of retroviruses, so called because they contain the reverse transcriptase enzyme that copies viral RNA back into DNA (the reverse of what usually occurs:
DNA is copied into RNA). Retroviruses include three main groups: spumaviruses, oncoviruses that are often associated with cancers and lentiviruses that cause slow evolving pathologies, e.g. AIDS-associated lentiviruses.

         HIV. The human immunodeficiency virus (HIV) is a lentivirus that belongs to retroviridae family that has RNA as genetic material. Once inside the target cells (mostly T cells, monocytes/macrophages and dendritic cells), HIV uses its own reverse transcriptase enzyme in combination with the cell's machinery to copy it's RNA into DNA. Afterward, the HIV DNA can be integrated into the host chromosomes. If integration occurs, it means that after each cell division, the HIV genome is transmitted to the daughter cell with the host chromosomes. In other words, HIV can be spread to the next cell generation forever. HIV infection is characterized by the inability of the host immune system to mount an efficient immune response capable of neutralizing the HIV. Therefore, HIV is still replicating and spreading in the infected host, affecting and killing numerous cells of the immune system, leading to the life-threatening late stage of the disease called AIDS (Acquired Immuno Deficiency Syndrome). Other AIDS-associated lentiviruses that cause diseases in animals include: FIV (Feline Immuno Deficiency Virus causing AIDS in felines), SIV (Simian Immuno Deficiency Virus causing AIDS in monkeys) and BIV (Bovine Immuno Deficiency Virus causing AIDS in bovines).

         The global HIV epidemic is composed of multiple subtypes (clades) and inter-subtypes recombinant forms, each with a distinct geographic distribution. Two strains of HIV capable of causing AIDS have been identified, HIV-1 and HIV-2. The genetic material of these two strains is approximately 60% identical. HIV-1 is world-wide spread (pandemic), while

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         HIV-2 seems to be more limited to certain areas of Africa (epidemic).
Each strain contains a number of subtypes, which are slight genetic variations of the virus. These variations result from the high mutation rate of HIV's genetic material. HIV uses these mutations as a mechanism to evade the immune system. Indeed, mutations in HIV genome may decrease or abolish the recognition of viral proteins by the host antibodies or cellular immune response toward HIV. Most variations occur in the gene encoding the GP120 protein, and these mutations can alter the protein's structure and consequently, the recognition by the host immune system.

         AIDS. AIDS is a fatal epidemic disease caused by an infection by HIV (HIV-1 or HIV-2). In most cases, HIV invades the host and slowly attacks and destroys the immune system, the body's defense against disease, leaving the infected individual vulnerable to malignancies and infections that eventually cause death. The immune system's response (antibodies and cellular immune response) is usually sufficient to temporarily arrest progress of the infection and reduce levels of the virus in the blood. Virus replication continues, however, and gradually destroys the immune system by infecting and destroying critical white blood cells known as CD4+ T cells. The main cellular target of HIV is a special subtype of white blood cells critical to the immune system, known as helper T lymphocytes, or T4 helper cells. These cells play a central role in the orchestration of the immune responses by stimulating or activating virtually all of the other cells involved in immune protection. These cells include B lymphocytes that produce antibodies needed to fight infection; cytotoxic T lymphocytes, which destroy cells infected with virus; and macrophages and other effector cells, which attack invading pathogens. Furthermore, helper T cells are the main producer of a small molecule named IL-2 cytokine. This IL-2 acts as a key messenger between helper T cells and other effector cells of the immune system. Once HIV has entered into the helper T cell, it can impair the functioning of or destroy the cell. Therefore, it contributes to lower this IL-2 messenger concentration present in the HIV-infected host and consequently, leads to a major defect in cell communication.

         A hallmark of the onset of AIDS is a drastic reduction in the number of helper T cells in the body of HIV-infected subjects. HIV can also infect other cells, including certain monocytes and macrophages, dendritic cells as well as brain cells. All these cells have a common protein at their cell surface called CD4. This CD4 protein serves usually as primary receptor for the HIV surface envelope glycoprotein called gp160, which explains why HIV target cells the CD4 molecule. Destruction of CD4+ lymphocytes is the major cause of the immunodeficiency observed in AIDS, and decreasing CD4+ lymphocyte levels appear to be the best indicator of morbidity in these patients. As the infection progresses, the immune system's control of HIV levels weakens, the number of viruses in the blood rises and the level of critical T cells declines to a fraction of their normal level.

         Viral Envelope of HIV. The viral envelope of HIV is covered with mushroom-shaped spikes called gp160 that enable the virus to attach itself to the target cell. The cap of each "mushroom" is comprised of gp120 molecules and its stem is comprised of gp41 molecules that is anchored into the viral envelope (gp120+gp41=gp160). Gp120 is a glycoprotein that protrudes from the surface of HIV and binds to the CD4 receptor present at the surface of CD4+ T-cells. In a two-step process that allows HIV to breach the membrane of T-cells, the gp120-CD4 complex refolds to reveal a second structure that binds to CCR5 or CXCR4, one of several chemokine co-receptors used by the virus to gain entry into T cells. Gp41 is a glycoprotein embedded in the outer envelope of HIV and plays a key role in HIV's infection of cells by carrying out the fusion of the viral and cell membranes.

         Immune System. The immune system functions to protect the body against infection and foreign substances, including viruses and bacteria. This defensive function is performed by certain body's white blood cells (T cells that belong to leukocytes) capable of recognizing foreign substances presented by a number of accessory cells like dentritic cells. When an immunocompetent T cell recognizes foreign material or a biological invader presented by dendritic cells or macrophages, it normally induces an immune response. For example, B lymphocytes may be stimulated to produce and secrete antibodies capable of binding and neutralizing the pathogene, while cytotoxic T lymphocytes might be activated to destroy cells infected with viruses. This recognition function relies on the immune system's ability to recognize specific foreign molecular configurations, generically referred to as antigens. After specific recognition by T4 helper T cells, the most central cell of the immune system, interleukine-2 ("IL-2") is produced by these same T4 helper T cells. IL-2 is a central interleukine that can promote cell activation, proliferation, regeneration and/or cell growth of many cells of the immune system, including B cells, NK cells, CD4+ helper and cytotoxic T lymphocytes.

BUSINESS STRATEGY

         Our current objective is to develop a platform of both therapeutic compounds and vaccines. We have made a series of discoveries about how the body's immune system responds to retroviruses, specifically HIV. The foundation of our platform technology and product pipeline is our discovery of a subtle mimicry between the virus and the host cells. By understanding the precise dynamics of the virus's GP41 and the host-cell's IL-2, we strongly believe we have the potential to design and develop specific therapeutic molecules and antibodies to disrupt or even prevent the disease. In addition to targeting HIV and AIDS, we plan to apply these findings to the potential treatment or even prevention of a range of additional diseases, including certain oncoviruses often associated with human leukemia.


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         Some biotechnology companies are focusing on slowing or impeding the progress of the virus once it has infected the body's host cells. Other biotechnology firms are attempting to develop therapies that prevent the virus from fusing with host cells. If the virus cannot fuse, it cannot reproduce, and the body's immune system then succeeds in arresting the invasion. Our approach is also based on the concept of preventing viral fusion. We believe our scientific strategy is unique in that its design is based on a series of discoveries involving mimicry, more specifically between the HIV envelope glycoprotein GP41 and the host's IL-2, one of the most critical cytokines of the immune system. By exploiting this mimicry, HIV has found a new mechanism to evade the immune response. Indeed, the body's immune system responds to HIV invasion, but fails to differentiate properly between the viral GP41 and the host's IL-2 cytokine. As a result, we believe that the immune system attacks both of them with equal vigor. The unfortunate consequence is that the body, in turning on itself, undercuts its own defenses overtime. By better understanding these precise dynamics, we believe we will be able to design vaccines and to develop specific therapeutic molecules to prevent HIV from entering the host cells and allow the body's immune system to recognize specifically HIV and not the IL-2. Our current scientific strategy is based on the gp41-IL-2 mimicry to create therapeutic peptides to prevent HIV fusion and vaccines capable of inducing neutralizing antibodies that recognize strictly the GP41 as a separate and distinct entity from IL-2. If this can be accomplished, the body's immune system should be able to identify and focus the attack on the virus instead of inducing an autoimmune disease directed toward the IL-2 and compromising the quality of the immune system.

         The Discovered Molecular Mimicry Between Trimeric GP41 AND IL-2. We have discovered a molecular mimicry between the trimeric ectodomain of the transmembrane protein of different immunosuppressive lentiviruses causing AIDS in various species (HIV-human; SIV-monkey; FIV-cat) and the IL-2 of the infected host species. Our initial results were published with the French Academy of Sciences in November 2000.

         Autoimmune Consequences for HIV-Infected Subjects. We have found some of the expected autoimmune consequences of the described virus-host molecular mimicry in HIV infected subjects. As expected, HIV positive sera recognize human IL-2. The tests included 2,352 HIV+ and HIV-sera, and the results demonstrated that 100% of HIV+ patients (stages II, III and IV) were positive for the presence of anti IL-2 antibodies. Later, antibody cross-reactivities were found between the structurally and physically antigenic analogous sites of GP41 (HIV-1) and human IL-2. The first results were presented in the Journal of Autoimmunity in 2001 and were also presented in a poster session at the Cold Springs Harbor, New York meeting on infectious disease in December 2001.

VACCINAL USE OF THE MIMICRY DISCOVERY

         Our current research modules focus on the following three fields:

         - FUNDAMENTAL RESEARCH. We believe that our insight into the GP41/IL-2 mimicry can help to explain, in large part, the main AIDS-associated disorders: drop of peripheral IL-2, decrease of non-infected T helper lymphocytes, apoptosis of non-infected cells, lymphoproliferation disorders and (alpha)2-microglobulin increase and hypergammaglobulinemia. Some of the possible effects of the tridimensional GP41 (HIV-1)/human IL-2 molecular mimicry on the AIDS-associated disorders are being evaluated by our research teams, while other scientific collaborators are studying the molecular mimicry in FIV, between the viral envelope protein gp36 and feline IL-2.

         - PREVENTIVE VACCINES. We believe that our discovery of the host-virus IL-2 mimicry opens the door to novel therapeutic and preventive vaccine strategies for both humans and animals. We believe that properly mutated trimeric gp41 and gp36 represent excellent candidate vaccines because they are devoid of the "IL-2" like structure and its harmful associated side effects (autoimmune disease). Furthermore, these engineered gp41 and gp36 have conserved their native antigenic properties and correspond to the most conserved region of the viral envelope glycoprotein, which otherwise exhibits considerable genetic diversity. Our specific preventive vaccine would be "universal" in that it would train the body's immune system to recognize and defeat a broad array of HIV strains, while preventing the induction of the autoimmune reaction toward IL-2. Our recent advances in protein engineering and production allowed us to obtain very good soluble and stable trimeric gp41 and gp36, called first generation of immunogen, which has accelerated the preliminary vaccine program.

         From January to August 2004, the first gp41 generation was tested in rabbits for it's capacity to elicit neutralizing antibodies toward HIV-1, which were evaluated by our academic collaborators. A team in the field of transcytosis at the Cochin Institute, Paris (France) led by Dr. Morgane Bomsel, obtained 60% inhibition of HIV-1 transcytosis with primary strains. Sera were also tested by a well known team specialized in the field of neutralizing HIV antibodies at the University of Strasbourg (France). In the performed assay, primary T cells infection by primary HIV-1 strains (Bx-08 and SF-162) were respectively neutralized at 70% and 80% by low sera dilutions. When total rabbit antibodies were purified from the serum, a neutralizing activity of 80% was obtained with an antibody concentration of 20 (mu)g/ml, using three primary HIV-1 strains. These results are similar to those obtained with the 2F5 antibody (>90% inhibition), one of the most potent neutralizing antibodies so far identified. Furthermore, infection of primary human macrophages by primary HIV-1 strains was strongly inhibited (>90%) with a low antibody concentration. These preliminary results are highly encouraging, considering that the first gp41 generation of immunogen did not include the 2F5/4E10 epitopes, a well conserved area of gp41 capable of inducing antibodies with a broad neutralizing activity against HIV-1.

         A second gp41 generation that has included the 2F5 and 4E10 epitopes was first obtained in August 2004 and produced at larger scale in September-October 2004. These new gp41 immunogens were incorporated into liposomes and were well recognized by the 2F5 and 4E10 monoclonal antibodies kindly provided by the International AIDS Vaccine Initiative (IAVI), which suggest the presence of functional epitopes. Rabbit immunizations with gp41-liposomes have already started in mid-September and non-human primate (Rhesus macaque) immunizations over a 20 weeks period are scheduled for January 2005. Presence of neutralizing antibodies in rabbit sera will be screened during winter 2004 -- 2005, and macaque sera during or after June 2005, involving different neutralizing assays performed by different laboratories from the USA and France. Considering the encouraging results obtained with the first generation of gp41 immunogen, we are expecting with the second generation of gp41 a good cross-clade neutralizing activity toward various HIV-1 primary isolates. Results are expected through February-April 2005. Other complementary studies are under investigation for evaluating protein structures (MNR, circular dichroism), antigenicity and immunogenicity.

         Meanwhile, a third and a fourth generation of gp41 immunogens with improved strategies for epitope maintenance and presentation are already underway. These gp41 immunogens should be available in Spring 2005 and rabbit and non-human primate immunizations with the 3rd or 4th generation of gp41 with newly formulated adjuvants should take place for the second half of 2005. Immunized macaques should also be challenged with viruses to evaluate the immune protection. Depending on the results at the end of 2005, and the availability of funds, a pre-clinical lot of gp41 immunogen is planned for early 2006 for proceeding to toxicology and phamacokinetics evaluations of the best gp41 immunogen. We expect human tolerance and immunogenicity of the best gp41 immunogen to take place in a phase I clinical trial in 2006-2007.

         - THERAPEUTIC MOLECULES. Based on insights into mimicry, we have developed a series of synthetic peptides that might inhibit the fusion between HIV or FIV and its target cell in an infected host. For the in vitro work, these synthetic peptides have been effective for blocking both HIV and FIV infections, while in vivo experiments with FIV peptides is under investigation to validate our HIV model. We believe these therapeutic molecules might prevent the virus entry into the target cell by inhibiting its attempts to reproduce. Having demonstrated that the transmission of HIV depends on the viral load, and that no transmission has been observed below 1500 viral copies/ml., treatment with therapeutic agents may provide a strategy to control AIDS epidemicity. This application would complement available antiretroviral drugs, or may even provide a substitute for the available antiretroviral drugs. In a series of independent in vitro experiments, our rationally designed peptide compounds were proven to effectively block viral fusion. These compounds also showed a potency that is equivalent to the gp41 compound recently approved by the FDA. The relative potency of our compounds were presented in a poster presentation given at Interscience Conference on Antimicrobal Agents and Chemotherapy in San Diego, California in September 2002. An additional poster presentation at the International Feline Retrovirus Research Symposium conference in December 2002 showed the potency of a series of our FIV gp36-derived peptides, and in particular highlighted the surprising potency of a short compound (consisting of 8 amino acids only). Results were also recently published in the Journal of Virology (March 2003) in an article entitled "Antiviral Activity and Conformational Features of an Octapeptide Derived from the membrane-Proximal Ectodomain of the Feline Immunodeficiency Virus Transmembrane Glycoprotein." We also posted the results of a series of benchmarking in vitro assays, highlighting the potency of our HIV gp41 "IL-2 like"-derived peptide compounds across a wide array of clades or strains of the virus at the annual International Conference on Retroviruses and Opportunistic Infection in Boston in February 2003. We believe that this data validates our strategy of creating compounds from well-conserved IL-2-homologous regions in the gp41 for the greatest possible application for patients worldwide. Based on the success of in vitro compounds, we launched our first in vivo tests in the feline model, collaborating with well-known research partners at the Retroviral Center at the University of Pisa, Italy. These tests are expected to provide valuable insight into the actual efficacy of the potential peptides, in particular the shorter peptides, which would offer a number of practical advantages in terms of commercialization, including less complexity, lower cost to manufacture, less immunogenicity, and potential greater bio-availability.

KEY STAFF

         Our Board of Directors and management team consists of Mr. Christian J.-F. Rochet, President, Chief Executive Officer and a member of our Board of Directors, Ernst Lubke, Chief Financial Officer, Secretary and a member of our Board of Directors, Dr. Sylvain Fleury, Ph.D., Vice President and Chief Scientific Officer and Dr. Pierre-Francois Serres, our Head of Exploratory Research and a member of our Board of Directors.


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


RESEARCH AND DEVELOPMENT EXPENSES

         Our efforts are focused on research and development and, as a result, we have not generated any revenues or engage in any marketing activities. For the nine months ended September 30, 2004, and the years ended December 31, 2003, December 31, 2002 and December 31, 2001, we spent E555,000, E1,263,000,
E1,878,000 and E482,000 respectively, on research and development activities.

INTELLECTUAL PROPERTY

         We are the exclusive owner of intellectual property relating to our core business which is focused on the development of novel HIV therapeutics and vaccines. Specifically, we own two issued French patents (FR99 06528 and FR01 15424) and one US issued patent (US 6,455,265) and its corresponding national filings and divisional filings in various countries including the United States, Japan, Canada, EP, Brazil and Israel. We also filed three Patent Cooperation Treaty, or PCT, applications, WO 03/048187, WO 03/104262 and IB2004/002433, with national phases in US and EP. We have additionally filed four United States provisional applications relating to our HIV therapeutics and vaccines.

         We rely primarily on a combination of patent, copyright, trademark and trade secret laws, as well as contractual restrictions, to protect our intellectual property. These legal protections afford limited protection. We generally require employees, strategic research partners and consultants with access to our intellectual property to execute confidentiality agreements. Despite our efforts to protect our intellectual property, unauthorized parties may attempt to copy the research and research methods that form the basis of our intellectual property. The laws of many countries do not afford the same level of protection as those provided by United States intellectual property laws. Litigation may be necessary to protect and enforce our rights in our intellectual property.

COMPETITION

         We have not yet developed any actual products or generated any revenues. Our future competitive position depends on our ability to successfully develop our intellectual property, and to either use such intellectual property to produce one or more products capable of generating significant revenues or to license or sell such intellectual property to third parties on financially favorable terms. Although we believe that the results of our research and development activities have been favorable, there are numerous entities and individuals conducting research and development activities in the area of human and veterinary biology and medicine all of which could be considered competitors. While many of these individuals and entities have greater financial, manufacturing, technical, human resource, marketing and distribution capabilities, and greater experience in conducting pre-clinical and clinical trials and in obtaining regulatory and FDA approvals, we believe that our technologies nonetheless provide us with a competitive advantage.

         Further, we may face significant competition in the design and development of some of our therapeutic compounds and preventive vaccines. The biopharmaceutical industry is intensely competitive, especially in the field of HIV. If we are successful in developing and proving our therapeutic agents, we will compete with existing developed and approved therapies. The FDA has approved 16 antiviral drugs to treat HIV and AIDS, which fall into two categories depending on whether they target one or two viral enzymes: either HIV protease or reverse transcriptase ("RT"). RT drugs aim to block reverse transcriptases and prevent transcription of the virus' generic material from RNA to DNA. There are two classes of RT drugs: nucleoside analogues inhibitors and non-nucleoside inhibitors. The approved nucleoside analogues inhibitors include drugs such as Retrovir (ziduvodine; AZT), Videx (didanosine; ddl), Hivid (zalcitabine; ddc), Zerit (stavudine; d4T), Epivir (larnivudine; 3TC), Combivir (ziduvodine + lamivudine), Ziagen (abacavir; ABC). These drugs are manufactured by companies such as GlaxoSmithKline Plc, Bristol-Myers Squibb Company, Roche Holding AG and BioChem Pharma Inc. The approved non-nucleoside inhibitors include drugs such as Viramuno (nevlrapine), Rescriptor (delavirdine), and Sustiva (efavirenz; EFV) which are produced by Boehringer Ingelhelm Gmbh, Pharmacia & Upjohn Inc. and E. I. DuPont de Nemours and Company. The objective of approved protease inhibitor drugs is to prevent the assembly of new virus particles. The approved protease inhibitors include drugs such as Invirase (saquinavir), Fortovase (saquinavir), Norvir (ritonavir), Crixivan (indinavir), Viracept (nellinavir) and Agenerase (amprenavir), which are manufactured by companies including Roche Holding AG, Abbot Laboratories, Merck & Co. Inc., Agouron Pharmaceuticals Inc., Vertex Pharmaceuticals Incorporated and Glaxo Wellcome Plc.

         Both HIV protease and RT drugs have demonstrated their efficacy in terms of HIV blood concentration and HIV-positive period and are used to slow the progression of the disease. Furthermore, efficacy has been higher with drug combinations. None of these drugs are, however, a cure, and mutations of HIV's envelope produce viral strains resistant to both classes of drugs. These drugs also produce toxic side effects on the peripheral nervous system and gastrointestinal tract. Non-compliance on combination therapies and interruptions in dosing could have an effect on, and trigger, accelerated viral replication.

         If successful in developing and validating our therapeutic molecules, we believe that there are significant existing and future markets for the treatment of HIV and AIDS. There can be no assurance that currently approved drugs or products developed in the future for the treatment of HIV/AIDS by our competitors (which may include Roche Holding AG, Abbot Laboratories, Merck & Co. Inc., Agouron Pharmaceuticals Inc., Vertex Pharmaceuticals Incorporated, Glaxo Wellcome Plc, Bristol-Myers Squibb Company, Trimeris, Inc., Progenics, Inc., and BioChem Pharma Inc.) will not be effectively marketed and sold. We believe, however, that our unique approach and fundamental understanding of molecular mimicry will provide an advantage over existing and future competitors.

         The progress of Trimeris Inc. in securing FDA approval for its fusion inhibitor product, "Fuzeon", a gp41-derived peptide comprised of 36 amino acids, represents excellent proof-of-concept for us by demonstrating, through human trials, that such a compound is safe and effective in lowering viral load. Industry experts estimate that the annual revenue generated from this drug may reach $500,000,000 - $750,000,000, which confirms the significant demand for fusion inhibitor drugs. The significant challenges and limitations faced by Trimeris and its partner Roche have been well publicized, specifically, the prohibitive cost of goods, a complex manufacturing process involving 106 separate steps in chemical synthesis, an elevated retail price (recent estimates exceed $20,000 per patient per annum, more than double the cost of current therapies), significant supply shortages and difficult delivery of the drug (requiring subcutaneous injection twice/day of 90 mg. of the drug). These challenges suggest that a drug that can be made less expensively, and delivered more easily, will have significant competitive advantages.

         Preventive Vaccines. We are conducting research aimed at developing a preventive vaccine for the HIV-1 virus, which vaccine will provide protection against a broad array of viral strains.

         In the field of HIV vaccines, the recent failure of the VAXGEN product in Phase III clinical trials underscores the need for an effective solution to the global challenge posed by HIV. As this particular candidate was based on technology unrelated to our technology, we do not believe that the cessation of clinical trials with respect to VAXGEN negatively impacts our prospects for developing a viable preventive vaccine.

         The worldwide vaccine market is dominated by four large multinational companies: Merck & Co., Glaxo SmithKline Plc, Wyeth Lederle Vaccines and Pediatrics, and Aventis Pasteur S.A. Companies such as The Immune Response Corporation, VaxGen Inc., Trimeris, Inc., and Progenics Pharmaceuticals, Inc. are also developing preventive vaccines.

         We believe that while these companies have greater financial, manufacturing, technical, human resource, marketing and distribution capabilities, and greater experience in conducting pre-clinical and clinical trials and in obtaining regulatory and FDA approvals, our technologies, nonetheless, provide us with a competitive advantage. Our innovative approach to vaccine development is based on the observed immunological cross-reactivity (or mimicry) between the well preserved, antigenic and immunodominant domain of GP41 and IL-2, and relies on the observation of expected autoimmune consequences in HIV infected subjects.

         We believe that our approach is most promising in comparison with the approaches that have been pursued so far, including:

         - Sub-unit vaccine: a technology addressing a piece of the outer surface of HIV, such as GP160 or GP120, produced by genetic engineering.

         - Live vector vaccine: a live bacterium or virus such as vaccinia (used in the smallpox vaccine) modified so it cannot cause disease, but can transport into the body one or more genes that makes one or more HIV proteins.

         - Vaccine combination: an example includes a "prime-boost strategy", use of a recombinant vector vaccine to induce cellular immune responses followed by booster shots of a sub-unit vaccine to stimulate antibody production.

         - Peptide vaccine: chemically synthesized pieces of HIV proteins (peptides) known to stimulate HIV-specific immunity.

         - Virus-like particle vaccine (pseudovirion vaccine): a non-infectious HIV look-alike that has one or more, but not all, HIV proteins.

         - DNA vaccine: direct injection of genes coding for HIV proteins.

         - Whole-killed virus vaccine: HIV that has been inactivated by chemicals, irradiation or other means rendering it non-infectious.

         - Live-attenuated virus vaccine: live HIV from which one or more apparent disease-promoting genes of the virus have been deleted.

GOVERNMENTAL REGULATION

         We contract with third parties to perform research projects related to our business. These third parties are located in various countries and are subject to the applicable laws and regulations of their respective countries. Accordingly, regulation by government authorities in the United States and foreign countries is a significant factor in the development, manufacture and marketing of our proposed products and in our ongoing research and product development activities. Any products that we develop will require regulatory approval by government agencies prior to commercialization. In particular, human therapeutic products are subject to rigorous pre-clinical studies and clinical trials and other approval procedures of the FDA and similar regulatory authorities in foreign countries. In addition, various federal and state statutes and regulations will also govern or influence testing, manufacturing, safety, labeling, storage and record keeping related to such products and their marketing. The process of obtaining these approvals and the subsequent substantial compliance with appropriate federal and state statutes and regulations require the expenditure of substantial time and financial resources. The success of our business will depend on our ability to obtain and maintain the necessary regulatory approvals.

         Pre-clinical studies generally are conducted on laboratory animals to evaluate the potential safety and the efficacy of a product. In the United States, we must submit the results of pre-clinical studies to the FDA as a part of an investigational new drug application, or IND, which application must become effective before we can begin clinical trials in the United States. An IND becomes effective 30 days after receipt by the FDA unless the FDA objects to it. Typically, clinical evaluation involves a time-consuming and costly three-phase process.

         Phase I. Refers typically to closely monitored clinical trials and includes the initial introduction of an investigational new drug into human patients or normal volunteer subjects. Phase I clinical trials are designed to determine the metabolism and pharmacologic actions of a drug in humans, the side effects associated with increasing drug doses and, if possible, to gain early evidence on effectiveness. Phase I trials also include the study of structure-activity relationships and mechanism of action in humans, as well as studies in which investigational drugs are used as research tools to explore biological phenomena or disease processes. During Phase I clinical trials, sufficient information about a drug's pharmacokinetics and pharmacological effects should be obtained to permit the design of well-controlled, scientifically valid, Phase II studies. The total number of subjects and patients included in Phase I clinical trials varies, but is generally in the range of 20 to 80 people.

         Phase II. Refers to controlled clinical trials conducted to evaluate the effectiveness of a drug for a particular indication or indications in patients with a disease or condition under study and to determine the common short-term side effects and risks associated with the drug. These clinical trials are typically well-controlled, closely monitored and conducted in a relatively small number of patients, usually involving no more than several hundred subjects.

         Phase III. Refers to expanded controlled clinical trials, which many times are designated as "pivotal trials" designed to reach end points that the FDA has agreed in advance, if met, would allow approval for marketing. These clinical trials are performed after preliminary evidence suggesting effectiveness of a drug has been obtained. They are intended to gather additional information about the effectiveness and safety that is needed to evaluate the overall benefit-risk relationship of the drug and to provide an adequate basis for physician labeling. Phase III trials can include from several hundred to several thousand subjects depending on the specific indication being treated.

         The FDA closely monitors the progress of each of the three phases of clinical trials that are conducted in the United States and may, at its discretion, reevaluate, alter, suspend or terminate the testing based upon the data accumulated to that point and the FDA's assessment of the risk/benefit ratio to the patient. We have not yet conducted any clinical trials and are currently focused on research.

         Once Phase III trials are completed, drug developers submit the results of pre-clinical studies and clinical trials to the FDA, in the form of an new drug application, or NDA, for approval to commence commercial sales. In response, the FDA may grant marketing approval, request additional information or deny the application if the FDA determines that the application does not meet the predetermined study end points and other regulatory approval criteria. Furthermore, the FDA may prevent a drug developer from marketing a product under a label for its desired indications, which may impair commercialization of the product.

         If the FDA approves the new drug application, the drug becomes available for physicians to prescribe in the United States. After approval, the drug developer must submit periodic reports to the FDA, including descriptions of any adverse reactions reported. The FDA may request additional studies, known as Phase IV trials, to evaluate long-term effects. We will be required to comply with similar regulatory procedures in countries other than the United States.

         In addition to studies requested by the FDA after approval, a drug developer may conduct other trials and studies to explore use of the approved compound for treatment of new indications. The purpose of these trials and studies and related publications is to broaden the application and use of the drug and its acceptance in the medical community.

         We will have to complete an approval process, similar to the one required in the United States, in virtually every foreign target market in order to commercialize our product candidates in those countries. The approval procedure and the time required for approval vary from country to country and may involve additional testing. Approvals (both foreign and in the United States) may not be granted on a timely basis, or at all. In addition, regulatory approval of prices is required in most countries other than the United States. We face the risk that the resulting prices would be insufficient to generate an acceptable return to us or our collaborators. A failure to obtain or maintain the necessary regulatory approvals will have an materially adverse effect on our business.

EMPLOYEES

         As of December 6, 2004, we employed a Chief Executive Officer and a Chief Financial Officer, while our subsidiary Mymetics S.A. employed one full-time employee. We have no collective bargaining agreements with our employees.

INSURANCE

         We do not carry any insurance in the United States. We have minimal third-party coverage in France.

PROPERTY

         Our principal administrative offices are located in approximately 60 square meters of office space at 14, rue de la Colombiere, in Nyon, Switzerland. We pay CHF 1,500 (approximately E1,200) per month. The lease can be cancelled at short notice. Our furniture and office equipment is being provided free of charge by our Chief Executive Officer and Chief Financial Officer.

         Additionally, we lease approximately 45 square meters of office space at 52, avenue du Chanoine Cartellier in Saint-Genis Laval (Near Lyon, France). We pay approximately E500 per month. The lease expires on January 31, 2006. This office is used by Dr. P.-F. Serres, our Head of Exploratory Research.

         Our research activities are conducted at the properties of third parties, with whom we have contracts to perform research projects.

                                   MANAGEMENT

         Our directors and executive officers and their ages as of December 6, 2004 are as follows:


NAME                                       AGE           POSITION
----------------------------               ---           --------------------------------------------
Pierre-Francois Serres                     55            Head of Exploratory Research, Founder and
                                                           Director

Christian Rochet                           55            President, Chief Executive Officer and
                                                           Director

Ernst Lubke                                58            Chief Financial Officer, Treasurer,
                                                           Secretary and Director

Robert Zimmer                              57            Director

Sylvain Fleury, P.h. D.                    41            Chief Scientific Officer

Marc Girard, DVM, D. Sc.                   68            Head of Vaccine Development

-----------------------------------------------------------------------------------------------------

         The following is a brief description of the background of our directors and executive officers.

BACKGROUND INFORMATION

         PIERRE-FRANCOISE SERRES. Dr. Serres first became our Chief Scientific Officer on February 7, 2002 and has been a Director since March 28, 2001. On May 2, 2003, Dr. Serres' position as Chief Scientific Officer was terminated by the former Board of Directors. As a result of the changes in the Company's Board of July 31, 2003, Dr. Serres was reinstated in his former office of Chief Scientific Officer. He was then promoted as Head of our Exploratory Research efforts on November 3, 2003, and replaced as Chief Scientific Officer by Dr. Sylvain Fleury, Ph. D. Dr. Serres previously served as the Company's Chief Executive Officer and President and was the founder, Chief Executive Officer and President since 1990 of our subsidiary, Mymetics S.A. (formerly, Hippocampe S.A.), a French human and veterinary research and development company.

         CHRISTIAN ROCHET. Mr. Rochet is the Chief Executive Officer and a Director of Mymetics. Prior to joining Mymetics in July 2003, he had been an independent business consultant on development and diversification strategies for over 21 years. He became a shareholder of Hippocampe S.A. (now our subsidiary Mymetics S.A.) in 1997, on the scientific advice of Dr. Sylvain Fleury, Ph. D., and was a director of that company between 1999 and 2001. Between March 2003 and July 31, 2003, Mr. Rochet, in his capacity as a shareholder of Mymetics, initiated and spearheaded the efforts of a group of nine dissatisfied shareholders representing a majority of shares, which led to the resignation of the former Company directors and officers (with the exception of Dr. Serres) on July 30, 2003. On July 31, 2003, Mr. Rochet was elected as President and Director, and appointed as Chief Executive Officer of the Company.

         ERNEST LUBKE. Mr. Lubke was appointed as our Chief Financial Officer and as a Director on July 31, 2003. He was appointed on August 23, 2003. Prior to joining Mymetics, Mr. Lubke spent over 21 years as an independent international business consultant and was the founder of several companies active in the medical and biotech sectors. Along with Christian J.-F. Rochet, he became a major shareholder of Hippocampe S.A. (now our subsidiary Mymetics S.A.) in 1997, and was a director of that company between 1999 and 2001. On July 31, 2003, Mr. Lubke, one of the nine dissatisfied shareholders of Mymetics referred to above, was elected as Director, and appointed as Chief Financial Officer and Treasurer of the Company. Mr. Lubke was further appointed Secretary of the Company on August 29, 2003.

         ROBERT ZIMMER. Mr. Zimmer is a graduate of the Ecole Centrale de Lyon, M.D. and Sc.D., a former: (i) assistant-professor at the Faculty of Medicine of Strasbourg (France), (ii) department head at the Foundation for hormonology research in Paris from 1979 to 1985, (iii) responsible for the coordination of the Clinical Pharmacology at Hoffmann La Roche in Basle (Switzerland) from 1985 to 1990, (iv) Senior Executive President and CSO of Jago Pharma AG, a drug delivery specialist later acquired by Skyepharma plc from 1990 to 1999. Dr. Zimmer is currently Chairman and CEO of Bio Delivery Systems S.A. (BDS), a French company specializing in drug delivery technologies, and Chairman of Zimmer & Associates AG, a Swiss consulting firm specialized in strategic development of pharmaceutical products. On July 30, 2003, Dr. Zimmer was elected as Director, and appointed as Vice President, Head of Business Development of Mymetics Corporation. Owing however to unexpected but positive developments at BDS which interfered with his capacity to effectively discharge his duties as an officer of Mymetics, Dr. Zimmer resigned his officer position on September 1, 2003, while agreeing to remain as an outside director of the Company.

         SYLVAIN FLEURY, PH.D. Dr. Fleury was appointed as our Chief Scientific Officer in November 2003. In addition to serving as our Chief Scientific Officer, since 1997, Dr. Fleury has been working at the Centre Hospitalier Universitaire Vaudois (CHUV), most recently as a Project Leader at its Department of Experiemental Surgery. Dr. Fleury has also served as Assistant to Professor Giuseppe Pantaleo, a leading expert in AIDS and as a Project Leader in the Division of Cardiology. working at the CHUV. Dr. Fleury obtained his B. Sc. in microbiology in 1985, his M. Sc. in Virology in 1988 and his Ph. D. in immunology in 1992, from Universite de Montreal, Montreal, Research Center in Virology, Institut Armand-Frappier, Laval and Institut de Recherches Cliniques de Montreal, respectively. Dr. Fleury completed his post graduate studies on HIV-AIDS at the NIAID, National Institutes of Health (NIH), in Bethesda, Maryland in 1996. Dr. Fleury is the published author of several articles in his field of study and the recipient of several awards and prizes.

         MARC GIRARD, DVM, D. SC. Professor Girard was appointed as our Head of Vaccine Development in January 2004. Prior to joining Mymetics, Professor Girard served as Director General, Fondation Merieux, in Lyon, France between 2001 and 2003. Between 1999 and 2001, Professor Girard served as Director, European Research Center for Virology and Immunology (CERVI), Lyon, France. Professor Girard has also taught as a professor since 1966, most recently between 1984 and 1999 at the Institut Pasteur, Paris, France where he also served as the Head of Laboratory of Molecular Virology, Department of Virology, Institut Pasteur, Paris between 1980 and 1999. During his career, Professor Girard has served the medical community in a variety of capacities, including as Head, HIV Vaccine Task Force, French National Agency for AIDS Research (ANRS), Paris between 1988 and 1998, the Chairman, Department of Virology, Institut Pasteur, Paris between 1997 and 1999 and the Chairman, European Consortium for an HIV Vaccine (EuroVac), Brussels between 1999 and 2002. Professor Girard received his D.V.M. (Alfort Veterinary College) in 1960, his D. Sc. (University of Paris) in 1967 and completed a post doctoral fellow in 1966 through studies with Prof. James Darnell, MIT then Albert Einstein College of Medicine and Prof. David Baltimore and Renato Dulbecco of the Salk Institute. Professor Girard is also the published author of several articles in his field of study.

AUDIT COMMITTEE FINANCIAL EXPERT

         Our board of directors does not have an "audit committee financial expert". Given the amount of change our company has experienced during the past year, our directors and management have been forced to focus their time and our resources on our operations and have not yet initiated a search for an audit committee financial expert.

CODE OF ETHICS

         We have not yet adopted a Code of Business Conduct and Ethics. We expect to adopt such a Code within the next several months and will report the adoption of a Code of Business Conduct and Ethics on Form 8-K promptly thereafter.

EXECUTIVE COMPENSATION

         SUMMARY COMPENSATION TABLE. The following table sets forth the annual and long-term compensation for services in all capacities for the fiscal years ended December 31, 2003, 2002 and 2001, paid to our most highly compensated executive officers.

                                                                         SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION                          LONG TERM COMPENSATION
                                       ----------------------------------------    ----------------------------------------------
                                                                                     AWARDS
                                                                                   ----------
                                          YEAR                                     RESTRICTED       SECURITIES
                                         ENDING                                      STOCK          UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION           DECEMBER 31,      SALARY            BONUS     AWARD(s)         OPTIONS        COMPENSATION
---------------------------           ------------      ------            -----    ----------       ----------      ------------
Peter P. McCann, Ph.D.(1)                 2003            $16,164           --           --           75,000                 --
                                          2002           $144,667           --           --           11,250                 --
                                          2001                 --           --           --               --                 --

Pierre-Francois Serres (2)                2003       E82,317  (3)           --           --               --                 --
                                          2002       E91,464  (4)           --           --            1,250                 --
                                          2001       E86,181  (4)           --           --           10,000         E1,630 (5)

Michael Allio (6)                         2003      $217,500  (7)           --           --               --         $8,500 (8)
                                          2002      $260,302  (7)           --           --          101,250        $26,000 (8)
                                          2001       $73,176  (7)           --           --           60,000         $5,750 (8)

Christian J. -- F. Rochet (9)             2003       E40,000 (11)           --           --               --                 --
                                          2002                 E0           --           --               --                 --
                                          2001                 E0           --           --               --                 --

Ernst Lubke (10)                          2003       E40,000 (11)           --           --               --                 --
                                          2002                 --           --           --               --                 --
                                          2001                 --           --           --               --                 --

Robert Zimmer, M.D. (12)                  2003            E0 (13)           --      400,000               --                 --
                                          2002                 E0           --           --               --                 --
                                          2001                 E0           --           --               --                 --

Sylvain Fleury, Ph. D. (14)               2003            E0 (15)           --           --               --                 --
                                          2002                 E0           --           --               --                 --
                                          2001                 E0           --           --               --                 --


-------------------------


(1) Dr. McCann was our President and Chief Executive Officer from February 7, 2002 to January 31, 2003.

(2) Dr. Serres was our President and Chief Executive Officer from March 28, 2001 until February 7, 2002. He was our Chief Scientific Officer from March 28, 2001 until terminated by the former Board of directors on May 5, 2003. Dr. Serres was reinstated as Chief Scientific Officer by the new Board of Directors retroactively from May 5, 2003 until November 3, 2003, when he was promoted as Head of Exploratory Research, his current position with the Company. In exchange for being reinstated retroactively, Dr Serres agreed to forfeit all legal and punitive compensation for having been terminated without cause. The French Industrial Tribunal granted Dr. Serres E45,735 in its emergency injunction of October 14, 2003. We have not reached a final settlement with Dr. Serres and may be subject to further damages.

(3) This amount includes E46,317 credited as compensation to Dr. Serres under his former status by our subsidiary Mymetics S.A. from January 1, 2003 until August 15, 2003 and E36,000 (i.e. E8,000 per month) credited to Dr. Serres since August 16, 2003 as compensation for his reinstated positions, as disclosed under
(2) above. No payments in relation to this amount have actually been made in 2003 to Dr. Serres who, in accordance with the temporary policy set by the new Board, has accepted that the actual of any compensation due to him be deferred, either totally or partially, until the Company's financial position would allow such payments to be made without jeopardizing the Company's prospects.

(4) These represent amounts paid to Dr. Serres by our subsidiary, Mymetics S.A.

(5) Dr. Serres received E1,630 for his participation on the Board of Directors of our subsidiary, Mymetics S.A.

(6) Mr. Allio was our Interim Chief Executive Officer from January 1, 2003 until July 30, 2003.

(7) Mr. Allio received $73,176 in 2001, $260,302 in 2002 and $217,500 in 2003
under the terms of a consulting agreement.

(8) Mr. Allio received $5,750 in 2001, $26,000 in 2002 and $8,500 in 2003 for
his participation on the Board of Directors of Mymetics Corporation.

(9) Mr. Rochet has been our President and Chief Executive Officer since July 31, 2003.

(10) Mr. Lubke has been our Chief Financial Officer and Treasurer since July 31, 2003 and our Secretary since August 29, 2003.

(11) As explained under (3) above, the temporary policy set by the new Board, states that the actual payment of any compensation due to directors and officers of Mymetics be deferred, either totally or partially, until the Company's financial position would allow such payments to be made without jeopardizing the Company's prospects. As a result, these amounts have remained unpaid at December 31, 2003. In addition, the Company owed Mr. Rochet and Mr. Lubke at year end respectively E21,325 and E12,046 as reimbursement of actual travel and other expenses disbursed by them on account of Mymetics.

(12) Dr. Zimmer has been our VP, Business Development from July 31, 2003 until September 1, 2003.

(13) Dr. Zimmer has given up any direct compensation for his short tenure as VP, Business Development. As outside director since September 1, 2003, Dr Zimmer receives no compensation other than the 400,000 common shares of Mymetics the Board granted Mr. Zimmer.

(14) Dr. Fleury was appointed as our Chief Scientific Officer on November 3,
2003.

(15) Dr. Fleury has given up any direct compensation for the interim period between his formal appointment as our Chief Scientific Officer on November 3, 2003 and January 1, 2004, the reference date of the Consulting Agreement signed by Dr. Fleury, Mymetics and the Centre Hospitalier Universitaire Vaudois (CHUV), with which Dr. Fleury shares his time. The Board has granted Dr. Fleury 500,000 shares of our common stock in appreciation of his past services and as partial compensation for the sacrifices Dr. Fleury has accepted in terms of compensation and career when he agreed to join the Company.

           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                             YEAR-END OPTION VALUES

         The following table sets forth certain information concerning the number and value of securities underlying exercisable and unexercisable stock options as of the fiscal year ended December 31, 2003 by our executive officers listed in the Summary Compensation Table above.

                                                                        NUMBER OF SECURITIES
                                      NUMBER OF                       UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                       SHARES                              OPTIONS AT                 IN-THE-MONEY OPTIONS AT
                                     ACQUIRED ON       VALUE           DECEMBER 31, 2003 (1)            DECEMBER 31, 2003(1)
NAME                                  EXERCISE        REALIZED       EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
----                                  --------        --------       -------------------------       -------------------------
Dr. Pierre-Francois Serres (1)              --            --             12,500        --                --             --

-------------------------


(1) These options are fully vested and exercisable at $3.15 per share as to 10,000 shares and at $3.50 per share as to an additional 2,500 shares. The value of unexercised in-the-money options held at December 31, 2003 represents the total gain which an option holder would realize if he or she exercised all of the in-the-money options held at December 31, 2003, and is determined by multiplying the number of shares of common stock underlying the options by the difference between an assumed fair market value per share and the per share option exercise price. An option is in-the-money if the exercise price per share of the option is below the assumed fair market value per share. The fair market value of the stock underlying these options was $0.05 per share on December 31, 2003, based on the closing market price of our common stock on such date. The exercise price of these options exceeds the fair market value on December 31, 2003. Accordingly, these options were not in-the-money on December 31, 2003.


OPTION GRANTS IN LAST FISCAL YEAR

         On January 31, 2003, Dr. McCann resigned from our Board and as our Chief Executive Officer and President. In consideration for the service provided during his tenure with the Company, the Board granted him options to purchase 75,000 shares of our common stock at an exercise price of $0.14 per share.

         On May 1, 2003, the former Board granted one of the members of our scientific advisory board, Prabhavathi B. Fernandes, Ph.D., stock options to purchase 150,000 shares of our common stock at an exercise price of $0.12 per share.

COMPENSATION OF DIRECTORS

         Employee directors are not compensated for their role as directors. Until July 30, 2003, our outside directors received an annual fee of $7,500, a fee of $750 for each meeting they attended and a fee of $250 for each committee meeting they attended. This policy has been temporarily suspended by the new Board, all of the new members, as well as Dr. Serres, having accepted to serve without receiving any direct remuneration until the Company's financial position allows it to resume past practice. As all meetings are now either held by telephone or whenever the directors meet on other business matters, no reimbursement for expenses incurred in attending such meetings are necessary any more.

         Pursuant to our 2001 Stock Option Plan, all directors are entitled to receive stock options pursuant to the terms and provisions of such plan. Until July 30, 2003, the Company practice had been to grant each director (i) 10,000 stock options upon initial election as a director and (ii) 1,250 additional stock options for each subsequent year of service after the initial year. During the fiscal year ended December 31, 2003, 225,000 stock options were granted by the former board to directors under our 2001 Stock Option Plan. We do not expect to grant any such options in the near future.

EMPLOYMENT AGREEMENTS

         The Company and Professor Marc Girard are parties to a Consulting Agreement dated January 15, 2004 pursuant to which Professor Girard is paid up to E4,000 per month plus reimbursement for reasonable business expenses incurred. Professor Girard also received 500,000 shares of our common stock.

         The new directors and officers elected and/or appointed since July 31, 2003 have agreed to work without the benefit of a written agreement, relying only on general terms agreed by the Board of Directors in the matter of compensation, which was set at nil for directors, and at E8,000 per month on a full time basis for officers, plus reimbursement of reasonable travel and other expenses. The actual payment of such amounts shall be deferred until the Company's financial position has been stabilized. The directors and officers have further agreed to work without the benefit of D&O insurance coverage, no insurance company having accepted so far to cover such risks.

         On May 3, 2001, Mymetics entered into an employment agreement with Dr. Serres pursuant to which he received a monthly salary of E7,622 (paid by our subsidiary Mymetics S.A.) and customary benefits. In addition, Dr. Serres was entitled to participate in our 2001 Stock Option Plan, and our discretionary bonus program, as approved by the Board. On May 5, 2003, Dr. Serres' employment agreement was terminated by the former Board. On July 31, 2003, Dr. Serres was reinstated by the new Board.

         On March 18, 2002, Mymetics entered into an employment agreement with Dr. McCann, pursuant to which he received an annual salary of one hundred seventy thousand U.S. Dollars ($170,000) and customary benefits. In addition, Dr. McCann was permitted to participate in our 2001 Stock Option Plan, as well as receive discretionary bonuses as approved by the Board. Effective January 31, 2003, Dr. McCann resigned from our Board and as our Chief Executive Officer and President. As consideration for his past service, the former Board granted him options to purchase 75,000 shares of our common stock at an exercise price of $0.14 per share.

         In August, 2001, the former Board entered into a Consulting Agreement with Michael Allio, one of the Company's Directors. Pursuant to this agreement, which was amended by the First Amendment to Consulting Agreement dated August 21, 2002, and the Second Amendment to Consulting Agreement dated April 14, 2003, Mr. Allio agreed to provide Mymetics with strategic management consulting services. Mr. Allio's engagement under this agreement included, without limitation, (i) developing the scope of the business, (ii) establishing a European-North American operations team, (iii) directing and coordinating initial corporate identity and branding efforts, (iv) crafting a coherent business plan, (v) assisting the Company in establishing a viable U.S. identity and (vi) exploring strategic partnerships in the U.S., Europe and possibly elsewhere. In consideration for those services, Mr. Allio was to receive $25,000 per month, plus reimbursement of reasonable business expenses. In addition and pursuant to the Consulting Agreement, as amended, Mr. Allio was granted options to purchase (i) 50,000 shares of our common stock at an exercise price of $2.50 per share (granted as of August 31, 2001) and (ii) 100,000 shares of our common stock at an exercise price of $0.55 per share (granted as of August 21, 2002), all of which are currently vested. The Consulting Agreement could be terminated by either party on 15 days' prior written notice. We terminated this Agreement in August 2003.

         In May 2001, the former Board entered into a Services Agreement with MFC Merchant Bank, S.A. ("MFC Bank"), which previously beneficially owned more than 5% of our outstanding common stock. Pursuant to the Services Agreement, MFC Bank agreed to provide Mymetics with the services of Mr. Musacchio, the Company's Secretary, Chief Operating Officer, Chief Financial Officer and a Director. In consideration for such services, MFC Bank was paid E5,000 per month until Mr. Musacchio resigned on July 30, 2003.

CHANGE IN CONTROL

         There are no arrangements which would result in payments to any officers or directors in the event of a change-in-control of Mymetics.

COMPENSATION COMMITTEE

         All executive officer compensation decisions are made by the Compensation Committee of the Board. The Compensation Committee reviews and recommends the compensation arrangements for officers and other senior level employees, and takes such other action as may be required in connection with the Company's compensation and incentive plans. From January 1, 2003 until July 30, 2003, the members of the Compensation Committee were Mr. Allio, Mr. Demers and Dr. McCann. For part of 2002 and 2003, Dr. McCann served as our chief executive officer. From July 31, 2003, the members of the Compensation Committee were Mr. Rochet, Mr. Lubke, Dr. Serres and Dr. Zimmer.

INDEMNIFICATION

         Our Certificate of Incorporation and Bylaws provide that we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Delaware.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                LEGAL PROCEEDINGS

         We are subject to a judgment against our subsidiary Mymetics S.A. issued in July 2004 by a court ("Tribunal de Prud'hommes") in Nantes (France). A former employee received a temporary judgment against us for E4,000 for alleged wrongful termination by the former management of Mymetics S.A. We intend to appeal the judgment.

         We were party to a second case in which a creditor of ours claims that we owe it approximately E30,000. The claim was filed before a court in Lyon ("Tribunal de Grande Instance") on June 29, 2004.

         We are subject to a proceeding brought by Dr. Serres, a current director and former officer for alleged wrongful termination of Dr. Serres by our previous management. Dr. Serres was reinstated as Chief Scientific Officer by the new Board of Directors retroactively from May 5, 2003 until November 3, 2003, when he was promoted as Head of Exploratory Research, his current position with the Company. In exchange for being reinstated retroactively, Dr Serres agreed to forfeit all legal and punitive compensation for having been terminated without cause. The French Industrial Tribunal granted Dr. Serres E45,735 in an emergency injunction of October 14, 2003. We have not reached a final settlement with Dr. Serres and may be subject to further damages.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth, as of December 3, 2004, information regarding beneficial ownership of our capital stock by the following:

o each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5 percent of any class of our voting securities;

o        each of our directors;

o        each of the named executive officers; and

o        all of our directors and executive officers as a group.

         Beneficial ownership is determined in accordance with the rules and regulations of the SEC, and does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options and warrants held by that person are deemed to be outstanding if the options and warrants are exercisable within 60 days of the date of this table. The shares subject to options and warrants are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. All percentages in this table are based on a total of 68,447,864 shares of our common stock outstanding on December 3, 2004.

                                                                                           SHARES
                                                                                        BENEFICIALLY          PERCENT
NAME AND ADDRESS                                TITLE OF CLASS                             OWNED              OF CLASS
----------------                                --------------                             -----              --------
Christian Rochet
14, rue de la Colombiere
CH-1260 Nyon (Switzerland)                      Common                                    1,627,009              2.4%
Ernst Lubke
14, rue de la Colombiere
CH-1260 Nyon (Switzerland)                      Common                                    4,079,417              6.0%
Pierre Francois Serres
14, rue de la Colombiere
CH-1260 Nyon (Switzerland)                      Common                                    6,574,368              9.6%
Martine Reindle
Datasphere SA
16, ch. Des Aulx
CH-1228 Plan-les-Ouates
Switzerland                                     Common                                    9,022,653             13.2%
Officers and Directors as a Group
(3 Persons)                                     Common                                   12,280,794             17.9%

-----------------------

*        Less than 1%.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During the past two years, there were no transactions (or series of similar transactions), and there are currently no proposed transactions (or series of similar transactions), to which we were, are or will be a party in which the amount involved exceeds $60,000 and in which any of our directors, executive officers or holders of more than 5% of our common stock, or an immediate family member of any of the foregoing, had or will have a direct or indirect interest, other than the transactions described below.

         Except for the transaction set forth below, we believe that each of the below referenced transactions were made on terms no less favorable to us than could have been obtained from an unaffiliated third party. Furthermore, any future transactions or loans between us and our officers, directors, principal stockholders or affiliates, and any forgiveness of such loans, will be on terms no less favorable to us than could be obtained from an unaffiliated third party, and will be approved by a majority of our directors.

DEFERRED SALARY AND UNREIMBURSED BUSINESS EXPENSES

         As of September 30, 2004, Christian Rochet, our Chief Executive Officer, and Ernest Lubke, our Chief Financial Officer, were owed E42,974 and E74,045, respectively, for deferred salary and unreimbursed business expenses.

CREDIT FACILITY AND RELATIONSHIP WITH MFC MERCHANT BANK S.A.

         MFC Merchant Bank S.A. ("MFC Bank") is a wholly-owned Swiss banking subsidiary of MFC Bancorp Ltd., a Canadian company currently listed on the NASDAQ. MFC Bank had been instrumental in arranging in December 2000: (i) the acquisition of a French biotech company, Hippocampe S.A. (later renamed Mymetics S.A.), and (ii) a credit facility in the amount of E1.3 million. As compensation for its role in this transaction, MFC Bank received various fees and warrants which allowed it, during 2001 and 2002, to acquire substantially in excess of 5% of the outstanding shares of our common stock. MFC Bank and its parent company MFC Bancorp Ltd., effectively controlled Mymetics from December 2000 until July 2003. During this period, Mr. Musacchio, the second most highly paid officer of MFC Bancorp Ltd., according to that company's filings with the Securities and Exchange Commission, was Mymetics' chief operating officer, chief financial officer, secretary and a member of our Board of Directors. During that same period, key Company functions such as budgeting, authorization of vendor agreements and/or payments, accounting and reporting, were either conducted by service companies affiliated with MFC Bancorp Ltd. or by officers provided on a temporary basis by MFC Bancorp Ltd.

         This arrangement was modified in July 2003, when a group of nine shareholders took control of the Company and replaced all of its directors and officers (with the exception of Dr. Pierre-Francois Serres, the founder of Hippocampe S.A.) with shareholders of the Company. On July 30, 2003, Mr. Musacchio resigned all of his positions with our Company and our affiliates, effectively terminating the service agreement between Mymetics and MFC Merchant Bank S.A.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

         Our common stock is quoted on the OTC Bulletin Board under the trading symbol "MYMX."

         The following table sets forth the range of high and low sale price per share for the common stock for each calendar quarter since January 31, 2002, as reported by the National Quotation Bureau, and represent interdealer quotations, without retail markup, markdown or commission and may not be reflective of actual transactions.

                                                     BID PRICE PER SHARE
                                                  -------------------------
                                                  HIGH                 LOW
                                                  ----                 ----
          2002
          QUARTER ENDED
          March 31, 2002                          $3.85               $2.15
          June 30, 2002                           $3.70               $2.70
          September 30, 2002                      $3.45               $0.06
          December 31, 2002                       $0.36               $0.09
          2003
          March 31, 2003                          $0.22               $0.09
          June 30, 2003                           $0.14               $0.09
          September 30, 2003                      $0.12               $0.07
          December 31, 2003                       $0.14               $0.04
          2004
          March 31, 2004                          $0.13               $0.05
          June 30, 2004                           $0.28               $0.10
          September 30, 2004                      $0.15               $0.07

---------------

         As of December 3, 2004, we believe there were approximately 652 holders of record of our common stock.

         We have not paid dividends in the past on any class of stock and we do not anticipate paying dividends in the foreseeable future.

EQUITY COMPENSATION PLAN INFORMATION

         The following table provides information about the common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2003.


                                                                                                     Number of securities
                                                 Number of securities                               remaining available for
                                                  to be issued upon        Weighted-average      future issuance under equity
                                                     exercise of           exercise price of          compensation plans
                                                 outstanding options,    outstanding options,        (excluding securities
                                                 warrants and rights      warrants and rights      reflected in column (a))
-------------------------------------------------------------------------------------------------------------------------------
                                                         (a)                      (b)                         (c)
-------------------------------------------------------------------------------------------------------------------------------
Equity Compensation Plans Approved by                    606,250 (2)                   $ 0.92                  4,557,500
Security Holders (1)
-------------------------------------------------------------------------------------------------------------------------------
Equity Compensation Plans Not Approved by              1,500,000 (4)                   $ 0.10                        N/A
Security Holders                                          80,166 (3)                   $1.725
-------------------------------------------------------------------------------------------------------------------------------
Total                                                  2,186,416                       $ 0.39                  4,557,500
-------------------------------------------------------------------------------------------------------------------------------

(1) Equity compensation plans approved by our security holders include (i) our 1994 Amended and Restated Stock Option Plan, (ii) our 1995 Qualified Incentive Stock Option Plan and (iii) our 2001 Stock Option Plan. Our 1994 Amended and Restated Stock Option Plan and our 1995 Qualified Incentive Stock Option Plan were both terminated in March 2001, but some options granted under these plans prior to such termination remain outstanding and are included in this table.

(2) Includes (i) 442,500 shares of common stock underlying options granted under our 2001 Stock Option Plan, (ii) 100,000 shares of common stock underlying options granted under our 1995 Qualified Incentive Stock Option Plan and (iii) 63,750 shares of common stock underlying options granted under our 1994 Amended and Restated Stock Option Plan.

(3) From time to time we have granted our lender, MFC Merchant Bank S.A., warrants to purchase shares of our common stock. These warrants are granted in connection with certain credit facilities provided to us by MFC Merchant Bank S.A., and placement services provided by MFC Merchant Bank S.A. in connection with a private placement of our securities in June 2001. These warrants were not granted pursuant to any formal equity compensation plan approved by our board of directors, but rather, each grant was an individual equity compensation arrangement, authorized by our former board of directors and granted as compensation for services provided. All of the outstanding warrants were granted pursuant to similar forms of warrants, and each has an exercise price of $1.725.

(4) We do not have any formal equity compensation plan that has not been authorized by our stockholders. These grants are made on an individual basis and are approved by our board of directors. Accordingly, there are no shares of common stock reserved for issuance under these arrangements.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

         On December 1, 2004, Mymetics amended its Certificate of Incorporation and now is authorized to issue up to 495,000,000 shares of common stock, with a par value of $0.01 per share, of which 68,447,864 shares are issued and outstanding as of December 3, 2004. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of common stock have no cumulative voting rights.

         Mymetics does not currently anticipate paying any cash dividends on its common stock, although it expects to issue property dividends from time to time. In the event of a liquidation, dissolution or winding up of Mymetics, the holders of shares of common stock are entitled to share pro-rata all assets remaining after payment in full of all liabilities, subject however, to any rights of the shareholders of preferred shares issued and outstanding at the time of such liquidation, dissolution or winding up of Mymetics (see preferred stock below). Holders of common stock have no preemptive rights to purchase Mymetics' common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

PREFERRED STOCK

         The Company has 5,000,000 shares of preferred stock authorized, which shares are divided into three classes: 5% Cumulative Redeemable Preferred Stock, Series 1 Stock ("Series 1 Stock"), of which 500,000 shares are so designated, 5% Cumulative Redeemable Preferred Stock, Series 2 Stock ("Series 2 Stock"), of which 100,000 are so designated and one share designated as "Special Voting Preferred Stock."

         The Series 1 Stock and Series 2 Stock are entitled to preferential dividend rights, which are payable, as and when declared by the board of directors out of funds legally available for such purpose. The Series 2 Stock is entitled to certain conversion rights, which expire on November 30, 2004. Both the Series 1 Stock and Series 2 Stock are subject to certain redemption rights in favor of the Company. The voting rights of the Series 1 Stock and Series 2 Stock are limited to votes affecting their respective classes and voting rights provided under the Delaware General Corporation Law.

         The Special Voting Preferred Stock are entitled to special voting rights, which allows the holder to cast an any matter affecting the common stock, a number of votes equal to the number of exchangeable preferential non voting shares of class B of 6543 Luxembourg S.A. then outstanding subject to certain additional restrictions.

OPTIONS AND WARRANTS

         As of December 3, 2004, we had 2,186,416 outstanding options and warrants with exercise prices ranging from $0.10 to $1.725

TRANSFER AGENT AND REGISTRAR.

         Interwest Transfer Company is the transfer agent and registrar for our common stock. Its address is 1981 East Murray-Holladay Road, P. O. Box 17136, Salt Lake City, Utah 84121.

                          CHANGES IN AND DISAGREEMENTS
             WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.


                                     EXPERTS

         The financial statements as of December 31, 2003, 2002 and 2001 included in this Prospectus have been included in reliance on the report of Peterson Sullivan PLLC, independent accountants, given on the authority of said firm as experts in auditing and accounting. Each of the reports contains an explanatory paragraph relating to our ability to continue as a going concern.


                                  LEGAL MATTERS

         Schiff Hardin LLP, Washington, D.C., will pass upon the validity of the shares of our common stock.


                              AVAILABLE INFORMATION

         For further information with respect to us and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto. Statements herein concerning the contents of any contract or other document are not necessarily complete, and in each instance reference is made to such contract or other statement filed with the Securities and Exchange Commission or included as an exhibit, or otherwise, each such statement, being qualified by and subject to such reference in all respects.

         Reports, registration statements, proxy and information statements, and other information filed by us with the Securities and Exchange Commission can be inspected and copied at the public reference room maintained by the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of these materials may be obtained at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The Securities and Exchange Commission maintains a site on the World Wide Web (http://www.sec.gov) that contains reports, registration statements, proxy and information statements and other information. You may obtain information on the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

                              MYMETICS CORPORATION
                              FINANCIAL STATEMENTS
                                      INDEX





Consolidated Balance Sheets as of September 30, 2004 and December 31, 2003                                             F-2

Consolidated Statements of Operations for the Nine Months Ended September 30, 2004 and September 30, 2003
and the Total Accumulated During The Development Stage                                                                 F-3

Consolidated Statements of Operations for the Three Months Ended September 30, 2004 and September 30, 2003             F-4

Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2004 and September 30, 2003
and the Total Accumulated During The Development Stage                                                                 F-5

Notes to Condensed Consolidated Financial Statements                                                                   F-6



Independent Auditors' Report                                                                                           F-8

Consolidated Balance Sheets as of December 31, 2003 and December 31, 2002                                              F-9

Consolidated Statements of Operations for the Years Ended December 31, 2003 and December 31, 2002
and the Period from May 2, 1990 (Inception) to December 31, 2003                                                       F-10

Consolidated Statements of Changes in Stockholders' Equity                                                             F-11

Consolidated Statements of Cash Flows for the Years Ended December 31, 2003 and December 31, 2002
and the Period from May 2, 1990 (Inception) to December 31, 2003                                                       F-14

Notes to Consolidated Financial Statements                                                                             F-15


                          PART I. FINANCIAL INFORMATION

                          ITEM 1.  FINANCIAL STATEMENTS

                              MYMETICS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
                             (IN THOUSANDS OF EUROS)


                                                 SEPTEMBER 30, 2004      DECEMBER 31, 2003
                                                 ------------------      -----------------

        ASSETS
Current Assets
        Cash                                       e          8          e          125
        Receivables                                         108                     100
        Prepaid expenses                                      5                       6

                                                     -----------           -------------
                           Total current assets             121                     231

Patents and Other                                            92                     136
                                                     -----------           -------------
                                                   e        213          e          367
                                                     ===========           =============

        LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
        Accounts payable                           e      1,251          e        1,232
        Taxes and social costs payable                       37                      53
        Note payable                                      3,319                   3,127
        Other                                               120                     113
                                                     -----------           -------------
                           Total current                  4,727                   4,525
                           liabilities

Payable to shareholders                                     242                     242

Shareholders' Equity
        Common stock                                        689                     607
        Paid-in capital                                  19,052                  18,142
        Deficit accumulated during the
        development stage                               (25,137)                (23,799)

        Cumulative translation adjustment                   640                     650
                                                     -----------           -------------
                                                         (4,756)                 (4,400)
                                                     -----------           -------------
                                                   e        213          e          367
                                                     ===========           =============



The accompanying notes are an integral part of these financial statements.

                              MYMETICS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
          CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                                   (UNAUDITED)
              (IN THOUSANDS OF EUROS, EXCEPT FOR PER SHARE AMOUNTS)


                                        FOR THE NINE          FOR THE NINE        TOTAL ACCUMULATED
                                        MONTHS ENDED          MONTHS ENDED           DURING THE
                                     SEPTEMBER 30, 2004    SEPTEMBER 30, 2003     DEVELOPMENT STAGE
                                     ------------------    ------------------     -----------------
Revenue
       Sales                         e           -        e            -         e            224
       Interest                                  -                     -                       34

                                       -------------        --------------         ---------------
                                                 -                     -                      258
                                       -------------        --------------         ---------------

Expenses
       Research and development                 555                   792                   4,540
       General and administrative               586                   711                   4,584
       Bank fee                                  -                     -                   14,932
       Interest                                 148                   129                     479
       Goodwill impairment                       -                     -                      209
       Amortization                              45                    49                     367
       Directors' fees                           -                     -                      274
       Other                                      4                    -                        4
                                       -------------        --------------         ---------------
                                              1,338                 1,681                  25,389
                                       -------------        --------------         ---------------

Loss before income tax provision             (1,338)               (1,681)                (25,131)

Income tax provision                             -                     -                        6

                                       -------------        --------------         ---------------
Net loss                                     (1,338)               (1,681)                (25,137)

Other comprehensive income
       Foreign currency translation
         adjustment                             (10)                  189                     640

                                       -------------        --------------         ---------------
Comprehensive loss                   e       (1,348)       e       (1,492)       e        (24,497)
                                       =============        ==============         ===============

Basic and diluted loss per share     e        (0.02)       e        (0.03)       e          (0.66)
                                       =============        ==============         ===============



The accompanying notes are an integral part of these financial statements.

                              MYMETICS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
          CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                                   (UNAUDITED)
              (IN THOUSANDS OF EUROS, EXCEPT FOR PER SHARE AMOUNTS)



                                              FOR THE THREE        FOR THE THREE
                                               MONTHS ENDED         MONTHS ENDED
                                            SEPTEMBER 30, 2004   SEPTEMBER 30, 2003
                                            ------------------   ------------------
Revenue
          Sales                              e         -         e          -
          Interest                                     -                    -
                                               -----------         ------------
                                                       -                    -
                                               -----------         ------------

Expenses
          Research and development                    140                  279
          General and administrative                  233                  198
          Bank fee                                     -                    -
          Interest                                     50                   49
          Goodwill impairment                          -                    -
          Amortization                                 15                   15
          Directors' fees                              -                    -
          Other                                        (1)                  -
                                               -----------         ------------
                                                      437                  541
                                               -----------         ------------

Loss before income tax provision                     (437)                (541)

Income tax provision                                   -                    -

                                               -----------         ------------
Net loss                                             (437)                (541)

Other comprehensive income
          Foreign currency translation
            adjustment                                 15                   33

                                               -----------         ------------
Comprehensive loss                           e       (422)       e        (508)
                                               ===========         ============

Basic and diluted loss per share             e      (0.01)       e       (0.01)
                                               ===========         ============



The accompanying notes are an integral part of these financial statements.

                              MYMETICS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                             (IN THOUSANDS OF EUROS)



                                                FOR THE NINE         FOR THE NINE         TOTAL ACCUMULATED
                                                MONTHS ENDED         MONTHS ENDED             DURING THE
                                             SEPTEMBER 30, 2004    SEPTEMBER 30, 2003     DEVELOPMENT STAGE
                                             ------------------    ------------------     -----------------
Cash flow from operating activities
Net Loss                                      e     (1,338)         e     (1,681)         e      (25,137)
Adjustments to reconcile net loss to
  net cash used in operating activities
    Amortization                                        45                    49                     367
    Goodwill impairment                                 -                     -                      209
    Fees paid in warrants                              148                    -                   14,286
    Services and fee paid in common stock              168                    -                    1,119
    Changes in current assets and
    liabilities, net of
    effects from reverse purchase
    Decrease(increase) in receivable                    (8)                  (29)                    (70)
    Increase(decrease) in accounts payable              19                   359                     953
    Increase(decrease) in taxes and
    social costs payable                               (16)                  (60)                     37
    Other                                                8                  (106)                     163

                                                -----------         -------------           -------------
Net cash used in operating activities                 (974)               (1,468)                 (8,073)
                                                -----------         -------------           -------------

Cash flows from investing activities
  Patents and other                                     -                     -                     (338)
Cash acquired in reverse purchase                       -                     -                       13

                                                -----------         -------------           -------------
Net cash used in investing activities                   -                     -                     (325)
                                                -----------         -------------           -------------

Cash flows from financing activities
  Proceeds from issuance of common stock               675                    -                    3,651
  Borrowing from shareholders                           -                     -                      242
  Increase in note payable and other
  short-term advances                                  192                 1,121                   4,003
  Loan fees                                             -                     -                     (130)

                                                -----------         -------------           -------------
 Net cash provided by financing activities             867                 1,121                   7,766
                                                -----------         -------------           -------------

Effect on foreign exchange rate on cash                (10)                  189                     640

                                                -----------         -------------           -------------
Net change in cash                                    (117)                 (158)                      8

Cash, beginning of period                              125                   183                      -

                                                -----------         -------------           -------------
Cash, end of period                           e          8        e           25          e            8
                                                ===========         =============           =============



The accompanying notes are an integral part of these financial statements.

                              MYMETICS CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004
                                   (UNAUDITED)
              (IN THOUSANDS OF EUROS, EXCEPT FOR PER SHARE AMOUNTS)


NOTE 1.  BASIS OF PRESENTATION

The accompanying interim period consolidated financial statements of Mymetics Corporation (the "Company") set forth herein have been prepared by the Company pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the "SEC"). Certain information and footnote disclosure normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such SEC rules and regulations. The interim period consolidated financial statements should be read together with the audited financial statements and the accompanying notes included in the Company's latest annual report on Form 10-K for the fiscal year ended December 31, 2003. The accompanying financial statements of the Company are unaudited. However, in the opinion of the Company, the unaudited consolidated financial statements contained herein contain all adjustments necessary to present a fair statement of the results of the interim periods presented. All adjustments made during the three month period ended September 30, 2004 were of a normal and recurring nature. The amounts presented for the nine month period ended September 30, 2004, are not necessarily indicative of the results of operations for a full year.

NOTE 2. EARNINGS (LOSS) PER SHARE

In accordance with SFAS No. 128, Earnings Per Share, and SEC Staff Accounting Bulletin (SAB) No. 98, basic net income (loss) per common share is computed by dividing the net income (loss) for the period by the weighted average number of common shares outstanding during the period. Under SFAS No. 128, diluted net income (loss) per share is computed by dividing the net income (loss) for the period by the weighted average number of common and common equivalent shares, such as stock options and warrants, outstanding during the period.

The weighted average number of shares outstanding for the purpose of calculating basic and diluted earnings per share for the nine month periods ended September 30, 2004 and September 30, 2003 were 60'575'513 and 50,944,454, respectively.
The weighted average number of shares outstanding for the purpose of calculating basic and diluted earnings per share for the three month periods ending September 30, 2004 and September 30, 2003 were 63,189,455 and 50,944,454 respectively. The weighted average number of shares outstanding for the purpose of calculating basic and diluted earnings per share for the development stage period is 37'771'160. Common equivalent shares, such as stock options and warrants, were excluded from the calculations of diluted earnings per share for the three and nine month periods ended September 30, 2004 and 2003 as well as the cumulative period as their effect would be antidilutive.


NOTE 3.  STOCK-BASED COMPENSATION

The Company has a stock-based employee compensation plan. The Company accounts for the plan under the recognition and measurement principles of APB Opinion No.
25. "Accounting for Stock Issued to Employees," and related interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under the plan had an exercise price equal to or greater than the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," to stock-based employee compensation.

                                                                         For the nine    For the nine
                                                                         months ended    months ended
                                                                         September 30,   September 30,
                                                                              2004           2003
                                                                         -------------   -------------
Net Loss
         As reported                                                    E   (1,338)     E   (1,681)
         Deduct:  Total stock-based employee compensation
         expense determined under fair value based methods for
         all awards, net of any related tax effects                             -              (26)
                                                                         -----------     ----------

         Pro forma                                                      E   (1,338)     E   (1,707)
                                                                         ==========      ==========

Basic and Diluted Loss Per Share
         As reported                                                    E    (0.02)     E    (0.03)
         Pro forma                                                      E    (0.02)     E    (0.03)


In connection with the issuance of common stock in the three months ended September 30, 2004, the Company issued warrants that entitle investors to acquire an additional 700,000 common shares at prices ranging from $0.10 to $0.12 per share. The total fair value of these warrants at their respective grant dates was E46, which amount was expensed during the three months ended September 30, 2004. All warrants expire July 31, 2005.


NOTE 4.  REPORTING CURRENCY

Consistent with the location of its activities, beginning January 1, 1999, the Company adopted the euro (E) as its corporate currency. Accordingly, the Company prepared all accompanying financial statements in euros.

PETERSON SULLIVAN PLLC
601 UNION STREET SUITE 2300 SEATTLE WA 98101 (206) 382-7777 FAX 382-7700

                          CERTIFIED PUBLIC ACCOUNTANTS


                          INDEPENDENT AUDITORS' REPORT

To the Shareholders
Mymetics Corporation and Subsidiaries

We have audited the accompanying consolidated balance sheets of Mymetics Corporation (a development stage company) and Subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations and comprehensive loss, changes in shareholders' equity, and cash flows for the years ended December 31, 2003, 2002 and 2001, and for the period from May 2, 1990 (inception) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Mymetics Corporation (a development stage company) and Subsidiaries as of December 31, 2003 and 2002, and the results of their operations and their cash flows for the years ended December 31, 2003, 2002 and 2001, and for the period from May 2, 1990 (inception) to December 31, 2003, in conformity with accounting principles generally accepted in the United States.

The accompanying 2003 consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has not developed a commercially viable product and, therefore, has not been able to generate revenues which resulted in significant losses being incurred. Further, the Company has a note payable amounting to E3,127 which is due June 30, 2004, where there is no assurance that the note may be paid, extended, restructured or refinanced. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note 1. These consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.


/s/ Peterson Sullivan PLLC

Peterson Sullivan PLLC
Seattle, Washington
March 18, 2004

                      MYMETICS CORPORATION AND SUBSIDIARIES
                          (A Development Stage Company)

                           CONSOLIDATED BALANCE SHEETS
                           December 31, 2003 and 2002
                             (In Thousands of Euros)

              ASSETS                                              2003                 2002
                                                                ---------           ---------
Current Assets
     Cash                                                       E     125           E     183
     Receivables                                                      100                  59
     Prepaid expenses                                                   6                  36
                                                                ---------           ---------
              Total current assets                                    231                 278
Patents                                                               136                 199
                                                                ---------           ---------
                                                                E     367           E     477
                                                                =========           =========
              LIABILITIES AND SHAREHOLDERS' EQUITY


Current Liabilities
     Accounts payable                                           E   1,232           E     452
     Taxes and social costs payable                                    53                 119
     Note payable                                                   3,127               1,989
     Other                                                            113                  24
                                                                ---------           ---------
              Total current liabilities                             4,525               2,584
Payable to Shareholders                                               242                 242
                                                                ---------           ---------
              Total liabilities                                     4,767               2,826
Shareholders' Equity
     Common stock, U.S. $.01 par value; 80,000,000 shares
        authorized; issued and outstanding 54,344,454
        at December 31, 2003 and 50,944,505 at
        December 31, 2002                                             607                 579
     Additional paid-in capital                                    18,142              17,888
     Deficit accumulated during the development stage             (23,799)            (21,013)
     Accumulated other comprehensive income                           650                 197
                                                                ---------           ---------
                                                                   (4,400)             (2,349)
                                                                ---------           ---------
                                                                E     367           E     477
                                                                =========           =========


   The accompanying notes are an integral part of these financial statements.

                     MYMETICS CORPORATION AND SUBSIDIARIES
                         (A Development Stage Company)

          CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
             For the Years Ended December 31, 2003, 2002 and 2001,
        and the Period from May 2, 1990 (Inception) to December 31, 2003
                 (In Thousands of Euros, Except Per Share Data)

                                                                                               Total
                                                                                            Accumulated
                                                                                              During
                                                                                            Development
                                                                                               Stage
                                                                                          (May 2, 1990 to
                                                                                            December 31,
                                               2003            2002            2001            2003)
                                             ---------       ---------       ---------      ----------
Revenues
     Sales                                   E       -       E       -       E         -    E      224
     Interest                                        -               8              26              34
                                             ---------       ---------       ---------      ----------
                                                     -               8              26             258
Expenses
     Research and development                    1,263           1,878             482           3,985
     General and administrative                  1,090           1,293           1,034           3,998
     Bank fee                                        -              63          14,063          14,932
     Interest                                      176              60              79             331
     Goodwill impairment                             -             209               -             209
     Amortization                                   64              64              51             322
     Directors' fees                               193              63              18             274
                                             ---------       ---------       ---------      ----------
                                                 2,786           3,630          15,727          24,051
                                             ---------       ---------       ---------      ----------
Loss before income tax provision                (2,786)         (3,622)        (15,701)        (23,793)
Income tax provision                                 -               -               -               6
                                             ---------       ---------       ---------      ----------
           Net loss                             (2,786)         (3,622)        (15,701)        (23,799)
Other comprehensive income
     Foreign currency translation
        adjustment                                 453              97             100             650
                                             ---------       ---------       ---------      ----------
Comprehensive loss                           E  (2,333)      E  (3,525)      E (15,601)     E  (23,149)
                                             =========       =========       =========      ==========
Basic and diluted loss per share             E   (0.05)      E   (0.07)      E   (0.37)     E    (0.65)
                                             =========       =========       =========      ==========




   The accompanying notes are an integral part of these financial statements.

                     MYMETICS CORPORATION AND SUBSIDIARIES
                         (A Development Stage Company)

           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
        For the Period from May 2, 1990 (Inception) to December 31, 2003
                            (In Thousands of Euros)

                                                                                 Date of           Number of
                                                                               Transaction           Shares      Par Value
                                                                              -------------       ------------   ----------
Balance at May 2, 1990                                                                                           E     -
     Shares issued for cash                                                     June 1990           33,311,361       119
     Net losses to December 31, 1999                                                                         -         -
                                                                                                  ------------   -------
Balance at December 31, 1999                                                                        33,311,361       119
     Bank fee                                                                                                -         -
     Net loss for the year                                                                                   -         -
                                                                                                  ------------   -------
Balance at December 31, 2000                                                                        33,311,361       119
     Effect on capital structure resulting from a business combination          March 2001           8,165,830       354
     Issuance of stock purchase warrants for bank fee                           March 2001                   -         -
     Issuance of shares for bank fee                                            March 2001           1,800,000        21
     Issuance of shares for bank fee                                            June 2001              225,144         3
     Issuance of shares for cash                                                June 2001            1,333,333        15
     Exercise of stock purchase warrants in repayment of debt                   June 2001            1,176,294        13
     Exercise of stock purchase warrants for cash                             December 2001          3,250,000        37
     Net loss for the year                                                                                   -         -
     Translation adjustment                                                                                  -         -
                                                                                                  ------------   -------
Balance at December 31, 2001                                                                        49,261,962       562
     Exercise of stock options                                                  March 2002              10,000         -
     Issuance of stock purchase warrants for bank fee                           June 2002                    -         -
     Exercise of stock purchase warrants in repayment of debt and
        for cash                                                                July 2002            1,625,567        16
     Issuance of remaining shares from 2001 business combination               August 2002              46,976         1
     Net loss for the year                                                                                   -         -
     Translation adjustment                                                                                  -         -
                                                                                                  ------------   -------
Balance at December 31, 2002                                                                        50,944,505       579
     Issuance of shares for services                                          September 2003           400,000         4
     Shares retired                                                            October 2003                (51)        -
     Issuance of shares for services                                          November 2003          1,500,000        12
     Issuance of shares for cash                                              December 2003          1,500,000        12
     Issuance of stock purchase warrants for financing fee                    December 2003                  -         -
     Net loss for the year                                                                                   -         -
     Translation adjustment                                                                                  -         -
                                                                                                  ------------   -------
Balance at December 31, 2003                                                                        54,344,454   E   607
                                                                                                  ============   =======

                                                                                                              Accumulated
                                                                                                                 Other
                                                                                              Deficit         Comprehensive
                                                                                            Accumulated     Income - Foreign
                                                                            Additional      During the          Currency
                                                                              Paid-in       Development       Translation
                                                                              Capital          Stage           Adjustment
                                                                            -----------   ---------------   ----------------
Balance at May 2, 1990                                                      E         -    E         -           E     -
     Shares issued for cash                                                           -              -                 -
     Net losses to December 31, 1999                                                  -           (376)                -
                                                                            -----------   ------------           -------
Balance at December 31, 1999                                                          -           (376)                -
     Bank fee                                                                       806              -                 -
     Net loss for the year                                                            -         (1,314)                -
                                                                            -----------   ------------           -------
Balance at December 31, 2000                                                        806         (1,690)                -
     Effect on capital structure resulting from a business combination             (354)             -                 -
     Issuance of stock purchase warrants for bank fee                            14,063              -                 -
     Issuance of shares for bank fee                                                (21)             -                 -
     Issuance of shares for bank fee                                                 (3)             -                 -
     Issuance of shares for cash                                                  2,109              -                 -
     Exercise of stock purchase warrants in repayment of debt                       259              -                 -
     Exercise of stock purchase warrants for cash                                   563              -                 -
     Net loss for the year                                                            -        (15,701)                -
     Translation adjustment                                                           -              -               100
                                                                            -----------   ------------           -------
Balance at December 31, 2001                                                     17,422        (17,391)              100
     Exercise of stock options                                                        8              -                 -
     Issuance of stock purchase warrants for bank fee                                63              -                 -
     Exercise of stock purchase warrants in repayment of debt                       396              -                 -
     Issuance of remaining shares from 2001 business combination                     (1)             -                 -
     Net loss for the year                                                            -         (3,622)                -
     Translation adjustment                                                           -              -                97
                                                                            -----------   ------------           -------
Balance at December 31, 2002                                                     17,888        (21,013)              197
Issuance of shares for services                                                      29              -                 -
     Shares retired                                                                   -              -                 -
     Issuance of shares for services                                                100              -                 -
     Issuance of shares for cash                                                    113              -                 -
     Issuance of stock purchase warrants for financing fee                           12              -                 -
     Net loss for the year                                                            -         (2,786)                -
     Translation adjustment                                                           -              -               453
                                                                            -----------   ------------           -------
Balance at December 31, 2003                                                E    18,142    E   (23,799)          E   650
                                                                            ===========   ============           =======






                                                                                 Total
                                                                              ------------
Balance at May 2, 1990                                                         E         -
     Shares issued for cash                                                            119
     Net losses to December 31, 1999                                                  (376)
                                                                              ------------
Balance at December 31, 1999                                                          (257)
     Bank fee                                                                          806
     Net loss for the year                                                          (1,314)
                                                                              ------------
Balance at December 31, 2000                                                          (765)
     Effect on capital structure resulting from a business combination                   -
     Issuance of stock purchase warrants for bank fee                               14,063
     Issuance of shares for bank fee                                                     -
     Issuance of shares for bank fee                                                     -
     Issuance of shares for cash                                                     2,124
     Exercise of stock purchase warrants in repayment of debt                          272
     Exercise of stock purchase warrants for cash                                      600
     Net loss for the year                                                         (15,701)
     Translation adjustment                                                            100
                                                                              ------------
Balance at December 31, 2001                                                           693
     Exercise of stock options                                                           8
     Issuance of stock purchase warrants for bank fee                                   63
     Exercise of stock purchase warrants in repayment of debt                          412
     Issuance of remaining shares from 2001 business combination                         -
     Net loss for the year                                                          (3,622)
     Translation adjustment                                                             97
                                                                              ------------
Balance at December 31, 2002                                                        (2,349)
Issuance of shares for services                                                         33
     Shares retired                                                                      -
     Issuance of shares for services                                                   112
     Issuance of shares for cash                                                       125
     Issuance of stock purchase warrants for financing fee                              12
     Net loss for the year                                                          (2,786)
     Translation adjustment                                                            453
                                                                              -------------
Balance at December 31, 2003                                                   E    (4,400)
                                                                              ============



   The accompanying notes are an integral part of these financial statements.

                     MYMETICS CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
      For the Years Ended December 31, 2003, 2002 and 2001 and the Period
               from May 2, 1990 (Inception) to December 31, 2003
                            (In Thousands of Euros)

                                                                                                                 Total
                                                                                                              Accumulated
                                                                                                                During
                                                                                                              Development
                                                                                                                 Stage
                                                                                                            (May 2, 1990 to
                                                                                                              December 31,
                                                                  2003           2002           2001             2003)
                                                               ----------     ----------     ----------     ---------------

Cash Flows from Operating Activities
     Net loss                                                  E   (2,786)    E   (3,622)  E    (15,701)      E (23,799)
     Adjustments to reconcile net loss to net cash
        used in operating activities Amortization                      64             64             51             322
        Goodwill impairment                                             -            209              -             209
        Fees paid in warrants                                          12             63         14,063          14,138
        Services and fees paid in common stock                        145              -              -             951
        Changes in current assets and liabilities
           net of effects from reverse purchase
           Receivables                                                (41)           (10)            53             (62)
           Accounts payable                                           780             16           (508)            934
           Taxes and social costs payable                             (66)            36            (26)             53
           Other                                                      119              9             68             155
                                                               ----------     ----------     ----------       ---------
              Net cash used in operating activities                (1,773)        (3,235)        (2,000)         (7,099)

Cash Flows from Investing Activities
     Patents and other                                                 (1)          (102)           (45)           (338)
     Short-term investments                                             -            354           (205)              -
     Cash acquired in reverse purchase                                  -              -             13              13
                                                               ----------     ----------     ----------       ---------
              Net cash provided by (used in)
                  investing activities                                 (1)           252           (237)           (325)
Cash Flows from Financing Activities
     Proceeds from the issuance of common stock                       125              8          2,724           2,976
     Borrowings from shareholders                                       -              -              -             242
     Increase in note payable and other
        short-term advances                                         1,138          2,173            116           3,811
     Loan fees                                                          -              -              -            (130)
                                                               ----------     ----------     ----------       ---------
              Net cash provided by financing activities             1,263          2,181          2,840           6,899
Effect of exchange rate changes on cash                               453             97            100             650
                                                               ----------     ----------     ----------       ---------
              Net increase (decrease) in cash                         (58)          (705)           703             125
Cash, beginning of period                                             183            888            185               -
                                                               ----------     ----------     ----------       ---------
Cash, end of period                                            E      125     E      183     E      888       E     125
                                                               ==========     ==========     ==========       =========


   The accompanying notes are an integral part of these financial statements.

                     MYMETICS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. The Company and Summary of Significant Accounting Policies

Basis of Presentation

The amounts in the notes are rounded to the nearest thousand except for per share amounts.

Mymetics Corporation ("the Company") was created for the purpose of engaging in research and development of human health products. Its main research efforts have been concentrated in the prevention and treatment of the AIDS virus. The Company has established a network which enables it to work with education centers, research centers, pharmaceutical laboratories and biotechnology companies.

These financial statements have been prepared treating the Company as a development stage company. As of December 31, 2003, the Company had not performed any clinical testing and a commercially viable product is not expected for several more years. As such, the Company has not generated significant revenues. Revenues reported by the Company consist of incidental serum by-products of the Company's research and development activities and interest income. For the purpose of these financial statements, the development stage started May 2, 1990.

These financial statements have also been prepared assuming the Company will continue as a going concern. The Company has experienced significant losses since inception resulting in a deficit in shareholders' equity of E4,400 at December 31, 2003. Deficits in operating cash flows since inception have been financed through debt and equity funding sources. In order to remain a going concern and continue the Company's research and development activities, management intends to seek additional funding. Further, the Company has a note payable amounting to E3,127 which is due June 30, 2004, where there is no current source of cash to pay it when due. Management is planning to negociate a further extension of the due date, restructure the note terms or refinance it. But there can be no assurance that management will be successful in any of these efforts.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. Significant intercompany accounts and transactions have been eliminated.

Foreign Currency Translation

The Company translates non-Euro assets and liabilities of its subsidiaries at the rate of exchange at the balance sheet date. Revenues and expenses are translated at the average rate of exchange throughout the year. Unrealized gains or losses from these translations are reported as a separate component of comprehensive income. Transaction gains or losses are included in general and administrative expenses in the consolidated statements of operations. The translation adjustments do not recognize the effect of income tax because the Company expects to reinvest the amounts indefinitely in operations. The Company's reporting currency is the Euro because a substantial portion of the Company's activities have been conducted in Europe.

Cash

Cash deposits are occasionally in excess of insured amounts. Interest paid was E176 in 2003, E60 in 2002 and E42 in 2001. The Company has paid no income tax since its inception.

Revenue Recognition

The Company records the sale of products when the products are delivered and the Company has only a security interest in the products should a customer default on payment.

Receivables

Receivables are stated at their outstanding principal balances. Management reviews the collectibility of receivables on a periodic basis and determines the appropriate amount of any allowance. Based on this review procedure, management has determined that the allowances at December 31, 2003 and 2002, are sufficient. The Company charges off receivables to the allowance when management determines that a receivable is not collectible.

Goodwill and Other Intangibles

As required, the Company adopted Statement of Financial Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets," beginning January 1, 2002. Under this standard, goodwill of a reporting unit and intangible assets that have indefinite useful lives are not amortized but are tested annually for impairment. Intangible assets with a finite life are amortized over their estimated useful lives.

Research and Development

Research and development costs are expensed as incurred.

Taxes on Income

The Company accounts for income taxes under an asset and liability approach that requires the recognition of deferred tax assets and liabilities for expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than enactments of changes in the tax laws or rates.

Earnings per Share

Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding in the period. The weighted average number of shares was 51,285,044 for the year ended December 31, 2003, 50,045,658 for the year ended December 31, 2002, and 42,459,784 for the year ended December 31, 2001. The weighted average number of shares for the period May 2, 1990 through December 31, 2003, was 36,520,581. Diluted earnings per share takes into consideration common shares outstanding (computed under basic earnings per share) and potentially dilutive securities. Warrants and options were not included in the computation of diluted earnings per share because their effect would be anti-dilutive due to net losses incurred.

Stock-Based Compensation

The Company has a stock-based employee compensation plan, which is described more fully in Note 6. The Company accounts for the plan under the recognition and measurement principles of APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under the plan had an exercise price equal to or greater than the market value of the underlying common stock on the date of grant. Compensation cost for stock options and warrants to purchase stock granted to non-employees is measured using the Black-Scholes valuation model at the date of grant multiplied by the number of options granted, amortized over the estimated life of the option or warrant. This compensation cost is recognized ratably over the vesting period. In accordance with APB No. 25, the Company records compensation costs only for stock options issued to non-employees. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," to stock-based employee compensation.

                                                                                             Total Accumulated
                                                                                             During Development
                                                                                             Stage (May 2, 1990
                                                   2003           2002           2001        to December 31, 2003)
                                                ----------     ----------     ----------     ---------------------

Net Income (Loss)
-----------------
    As reported                                 E  (2,786)    E   (3,622)     E (15,701)          E    (23,799)
    Deduct: Total stock-based employee
       compensation expense determined under
       fair value based methods for all
       awards, net of any related tax effects         (27)           (72)          (221)                  (320)
                                                ----------     ----------     ----------         -------------

    Pro forma                                   E  (2,813)        (3,694)     E (15,922)         E    (24,119)
                                                ==========     ==========     ==========         =============
Basic and Diluted Earnings (Loss) Per Share
-------------------------------------------
    As reported                                 E    (.05)     E    (.07)    E     (.37)         E       (.65)
    Pro forma                                   E    (.05)     E    (.07)    E     (.38)         E       (.66)

The fair value of each option granted was estimated for proforma purposes on the grant date using the Black-Scholes model (use of this model for proforma purposes is not intended to indicate the value of the Company as a whole). The assumptions used in calculating fair value are as follows:

                                                      2003                        2002                        2001
                                                ---------------              ----------------           ----------------
Risk-free interest rate                              4.00%                       4.75%                       4.5%
Expected life of the options                        7 years                     7 years                    8 years
Expected volatility                             164.02%-206.16%              71.10% - 243.12%           63.91% - 160.97%
Expected dividend yield                                0%                          0%                         0%

The issuance of common shares for services is recorded at the quoted price of the shares on the date the services are rendered.

The Company has offered 2,000,000 common shares to an individual upon acceptance of an offer as board chairman. The fair value of these shares was approximately E33 at December 31, 2003. These shares have not been considered issued for purposes of these financial statements.

Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications

Certain reclassifications have been made to the 2002 financial statement amounts in order for them to conform to current year presentation.

New Accounting Standards

Statement of Financial Accounting Standards ("SFAS") No. 147 gives guidance on accounting for the acquisition of financial institutions (effective for acquisitions on or after October 1, 2002). SFAS No. 148 clarifies treatment of stock-based compensation (effective for fiscal years ending after December 15, 2002). SFAS No. 149 amends existing standards on derivatives (effective for derivatives entered into or modified after June 30, 2003). SFAS No. 150 gives guidance on the accounting for certain financial instruments with characteristics of both liabilities and equity (effective for financial instruments entered into after May 31, 2003). Financial Accounting Standards Board Interpretation No. 46 requires consolidation of certain variable interest entities (effective for fiscal years ending after December 15, 2003). These new standards do not have an effect on the Company's consolidated financial statements.

Note 2. Receivables

                                                     2003           2002
                                                   ---------     ----------

Trade receivables (including E23 from a
    shareholder in 2003 and 2002)                  E     37      E       37
Value added tax                                          72              41
Other                                                    20              15
                                                   --------      ----------

                                                        129              93
Allowance for doubtful accounts (including
    E23 from a shareholder in 2003 and 2002)            (29)            (34)
                                                   --------      ----------

                                                   E    100      E       59
                                                   ========      ==========

Note 3. Goodwill and Other Intangible Assets

Prior to January 1, 2002, the Company was amortizing goodwill over a five-year period. In accordance with current accounting standards, goodwill is not to be amortized beginning January 1, 2002. Goodwill was acquired during 2001 at a cost of E247 and amortization amounted to E38 for the year ended December 31, 2001. Had goodwill not been amortized in 2001, net loss would have amounted to E(15,663) and basic and diluted loss per share would not have changed. No additional acquisitions have occurred. Based on a review of the fair value of the Company's only reporting unit at December 31, 2002, management has determined that the goodwill is fully impaired. Accordingly, an impairment loss was recorded in the 2002 statement of operations.

Other intangible assets consist of patents which are stated at cost of the fees paid to the French patent office. At December 31, 2003 and 2002, the carrying amount of patents was E136 and E199 net of accumulated amortization of E189 and E125, respectively. Amortization expense relating to patents was E64, E64 and E13 for 2003, 2002 and 2001, respectively. Amortization expense is expected to amount to E64 during each of the next two years and E8 during 2006, which will completely amortize this asset.

Note 4. Transactions With Affiliates

During 2000, the Company agreed to pay a fee in common stock to MFC Merchant Bank SA ("MFC Bank") for services provided in a business combination transaction. The parent of MFC Bank is a shareholder of the Company. The common shares were not issued in 2000. The fair value of the shares at the measurement date, amounting to E806 (which may not be indicative of the value of the Company as a whole), was included in additional paid-in capital at December 31, 2000. In 2001, a total of 2,025,144 common shares were issued to MFC Bank which resulted in E24 being reclassified to common stock based on the par value of the shares. The Company has a non-revolving term credit facility with MFC Bank which allowed the Company to borrow up to E3,150 at LIBOR plus 4% (approximately 6.1 % at December 31, 2003) repayable on June 30, 2004, as extended, collateralized by all of the Company's assets plus any future patents. The Company owed E3,127 and E1,989 under this facility as of December 31, 2003 and 2002, respectively. The fair value of this note approximates carrying value because the note is short-term and has a market rate of interest.

The Company incurred fees of E37 and E155 to MFC Bank in 2003 and 2002, respectively, related to management services.

In March 2001, the Company granted warrants under the agreements with MFC Bank which entitled MFC Bank to purchase 6,001,693 of the Company's common shares. The warrants allowed MFC Bank to convert to shares an amount equal to the maximum of the credit facility including unpaid interest plus the arrangement and retainer fees. The warrants are exercisable within a three-year period beginning August 2000 at approximately E.2319 per common share. The fair value of the beneficial conversion feature amounting to E14,063 (which may not be indicative of the value of the Company as a whole) was calculated on March 28, 2001, the grant date, using the Black-Scholes model. This amount was recorded as paid-in capital of E14,063 and allocated to bank fee expense in 2001. During 2001, MFC Bank exercised warrants to acquire 1,176,294 common shares in exchange for the arrangement fee and the retainer fee plus E52 in accrued interest. MFC also exercised warrants to acquire 3,250,000 common shares for cash in 2001. In 2002, the Company granted 26,775 additional warrants under the original agreements with MFC Bank. The fair value of the beneficial conversion feature on these warrants was calculated using the Black-Scholes model which amounted to E63. This amount was recorded as paid-in capital of E63 and allocated to bank fee expense in 2002. During 2002, MFC Bank exercised the remaining warrants to acquire 1,602,174 common shares. This resulted in a decrease of E372 due on the revolving term credit facility with MFC Bank. This is a non-cash transaction for purposes of the statement of cash flows.

In June 2001, the Company issued additional warrants to MFC Bank to purchase 103,559 common shares at U.S. $1.725 per share exercisable during a three-year period. These warrants were issued in connection with MFC Bank's placement of 1,333,333 of the Company's common shares. The warrants were valued at E118 based on the fair value of the placement fees rendered and was a cost of the placement. In 2002, MFC Bank exercised warrants to acquire 23,393 common shares. This resulted in a decrease of E40 due on the revolving term credit facility with MFC Bank. This is a non-cash transaction for purposes of the statement of cash flows.

In July 2003 the Company sold a nonoperating subsidiary to an affiliate of MFC Bank for cash of E25, resulting in no gain or loss.

The amounts payable to shareholders bear no interest, have no collateral, and are repayable upon the Company becoming profitable. Since the timing of the Company becoming profitable cannot be determined, the fair value of the amounts payable to shareholders cannot be determined. The Company is not expected to become profitable in the near-term, therefore, the amounts payable to shareholders have been classified as long-term.

During 2003 and 2002, the Company incurred fees to its Chairman of E239 and E275 for consulting from a company owned by him, and E27 in 2001 from a company owned by the former Chief Financial Officer of the Company. Accounts payable at December 31, 2002, includes E23 of these fees.

Note 5. Income Taxes

The reconciliation of income tax on income computed at the federal statutory rates to income tax expense is as follows:

                                                      2003           2002           2001
                                                   ---------      ----------      ----------

U.S. Federal statutory rates on loss from
    operations                                     E    (947)     E   (1,231)     E   (5,338)

Nondeductible fee paid in warrants and common
    stock                                                 50              21           4,781

Effect of exchange rate changes on
   U.S. net operating loss
   carryforward                                          242             101               -

Change in valuation allowance                            582           1,114             514

Other                                                     73              (5)             43
                                                   ---------      ----------      ----------

Income tax expense                                 E       -      E        -      E        -
                                                   =========      ==========      ==========

Deferred tax asset is composed of the following:

                                                                           2003             2002
                                                                        -----------      ----------

Difference in book and tax basis of amounts payable to shareholder      E        82      E       82

Net operating loss carryforwards
    United States                                                             1,373           1,063
    France                                                                      787             515
                                                                        -----------      ----------

                                                                              2,242           1,660
Less valuation allowance for deferred tax asset                              (2,242)         (1,660)
                                                                        -----------      ----------

Net deferred tax asset                                                  E         -      E        -
                                                                        ===========      ==========

The Company's provision for income taxes was derived from U.S. and French operations. At December 31, 2003, the Company had estimated net operating loss carryforwards which expire as follows:

                                  United States           France
                                  -------------        -----------

                         2004      E        -          E        -
                         2005               -                  94
                         2006               -                 381
                         2007               -               1,039
                         2008               -                 801
                    2021-2023           4,038                   -
                                   ---------           ----------
                                   E    4,038          E    2,315
                                   ==========          ==========

Note 6. Stock Option Plans

1994 Amended Stock Option Plan

The Company's 1994 stock option plan provided for the issuance of up to 350,000 shares of the Company's common stock to employees and non-employee directors. The plan was terminated during 2002. The following table summarizes information with respect to this plan:

                                                                                                Weighted
                                                                                                 Average
                                                                    Number of Shares         Exercise Price
                                                                    ----------------        ----------------
Outstanding and exercisable at December 31, 2001                          73,750      U.S.       $  .82
                                                                                                 ======

Exercised in 2002                                                        (10,000)
                                                                        --------
Outstanding and exercisable at December 31, 2003 and 2002                 63,750      U.S.       $   .83
                                                                        ========                 =======
Reserved for future grants at December 31, 2003                                -
                                                                        ========

1995 Qualified Incentive Stock Option Plan

The Company's board of directors approved a stock option plan on August 15, 1996 which provided for the issuance of up to 150,000 shares of the Company's common stock to key employees. The plan was terminated during 2002. The following table summarizes information with respect to this plan:

                                                                                                Weighted
                                                                                                 Average
                                                                    Number of Shares         Exercise Price
                                                                    ----------------        ----------------

Outstanding and exercisable at December 31, 2003, 2002 and 2001          100,000       U.S.      $   .75
                                                                        ========                 =======

Reserved for future grants at December 31, 2003                                -
                                                                        ========

2001 Qualified Incentive Stock Option Plan

The Company's board of directors approved a stock option plan on June 15, 2001, which provides for the issuance of up to 5,000,000 shares of the Company's common stock to employees and non-employee directors. The weighted average fair value of these options at the grant dates were E.12, E.62 and E2.24 per option in 2003, 2002 and 2001, respectively. The following table summarizes information with respect to this plan:

                                                                                                Weighted
                                                                                                 Average
                                                                    Number of Shares         Exercise Price
                                                                    -----------------        ----------------

Granted in 2001                                                        100,000      U.S.       $   2.86
                                                                    ----------

Outstanding and exercisable at December 31, 2001                       100,000      U.S.       $   2.86
                                                                                               ========

Granted in 2002                                                        117,500      U.S.       $    .99
                                                                    ----------

Outstanding and exercisable at December 31, 2002                       217,500      U.S.       $   1.83
                                                                    ==========                 ========

Granted in 2003                                                        225,000      U.S.       $    .14
                                                                    ----------
Outstanding and exercisable at December 31, 2003                       442,500      U.S.       $    .97

Reserved for future grants at December 31, 2003                      4,557,500
                                                                    ==========

Almost all options have an expiration date ten and a half years after issuance.

Note 7. Commitments and Contingencies

The Company leases property under noncancelable operating leases through January 2006. Future minimum lease payments under noncancelable operating leases are as follows:


2004                               E    7
2005                                    7
2006                                    1
                                   ------

                                   E   15
                                   ======

Total rent expense per year was E24 for 2003, E30 for 2002 and E7 for 2001.

The Company is involved in various matters of litigation arising in the ordinary course of business. In the opinion of management, the estimated outcome of such issues will not have a material effect on the Company's financial statements.

Note 8. Subsequent events

In January 2004, the Company issued a total of 2,000,000 common shares to two investors for cash of E166. In February 2004, the Company issued 2,500,000 common shares to an investor for cash of E208. As part of this new financing, the Company also issued warrants entitling the investors to acquire an additional 4,500,000 common shares at a price of $.10 per share. The total fair value of these warrants at the grant dates was E102. All warrants expire July 31, 2004.

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO PROVIDE ANY INFORMATION OR MAKE ANY REPRESENTATIONS ABOUT MYMETICS CORPORATION EXCEPT THE INFORMATION OR REPRESENTATIONS CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY ADDITIONAL INFORMATION OR REPRESENTATIONS IF MADE.

                             -----------------------

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:

     o   except the common stock offered by this prospectus;

     o in any jurisdiction in which the offer or solicitation is not authorized;

     o in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;

     o   to any person to whom it is unlawful to make the offer or solicitation;
         or

     o to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this prospectus or any accompanying sale does not imply that:

     o there have been no changes in the affairs of Mymetics Corporation after the date of this prospectus; or

     o the information contained in this prospectus is correct after the date of this prospectus.

                             -----------------------

Until the date that is two years after the SEC first declares this Registration Statement effective, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.


                             ----------------------

                                   PROSPECTUS

                              ---------------------




                        89,446,742 SHARES OF COMMON STOCK



                              MYMETICS CORPORATION





                                DECEMBER 6, 2004

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

INDEMNIFICATION

         Our Certificate of Incorporation and Bylaws provide that we may indemnify an officer or director who is or was a party or is threatened to be made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the state of Delaware.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered.

                      Securities and Exchange Commission Registration Fee             $       1,445
                      Printing and Engraving Expenses                                 $       5,000
                      Accounting Fees and Expenses                                    $      10,000
                      Legal Fees and Expenses                                         $      35,000
                      Miscellaneous                                                   $      10,000
                                                                                   --------------------

                      TOTAL                                                           $      61,445
                                                                                   ====================

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         On October 19, 2004 the Company issued 2,013,109 shares to Cornell Capital pursuant to the terms of the Standby Equity Distribution Agreement between Cornell Capital and the Company. On that same date, the Company issued 93,633 shares to Newbridge Securities pursuant to the terms of the Placement Agent Agreement between the Company and Newbridge Securities.

         Between August 2, 2004 and September 1, 2004, four new investors have acquired 1,516,667 restricted shares of common stock at prices ranging from $0.10 to 0.13 per share, for an aggregate amount of $179,000. Two of these investors also received warrants entitling them to acquire prior to July 31, 2005, an additional 700,000 shares for a total price of $74,000.

         During the three months ended September 30, 2004, we have also issued 770,000 restricted shares of common stock to six individuals who agreed to receive them instead of cash as compensation for services rendered.

         On July 31, 2004, two stockholders exercised options to acquire 1,000,000 common shares of Mymetics Corporation each for the agreed price at $0.10 per share. One of the stockholders has failed to pay the purchase price for the restricted shares of common stock. This amount (E82,000) is reflected in our financial statements as a receivable. We believe we will be paid for that stock.

         On February 24, 2004, we issued 2,500,000 shares of our common stock at $0.10 per share to an existing stockholder. The stockholder received a warrant to purchase an equal number of shares of our common stock prior to July 31, 2004, at $0.10 per share.

         On January 26, 2004, two additional investors each purchased 1,000,000 restricted shares of our common stock at E83,200 each (approximately $100,000 or approximately $0.10 per share). The purchasers also received warrants to purchase an equal number of shares of common stock at $0.10 per share prior to June 30, 2004. The warrants have subsequently lapsed without exercise.

         In January 2004, we issued Professor Marc Girard, DVM, D. Sc., 500,000 shares of our common stock in recognition of his support of the Company and in compensation for his modest remuneration as Head of our Vaccines Development.

         In December 2003, we issued two investors 1,500,000 shares of our common stock for E124,800, or approximately $0.10 per share. The investors also received warrants to purchase an equal number of shares of our common stock at $0.10 per share, which warrants are exercisable prior to July 31, 2005.

         In November 2003, we issued Dr. Sylvain Fleury, Ph. D., 500,000 shares of our common stock in recognition of his support of the Company since 1997 and in compensation for his modest remuneration as Chief Scientific Officer of our Company.

         In November 2003, we issued Mr. Jacques-Francois Martin 1,000,000 shares of our common stock in recognition of his support of the Company and more specifically, for his early introduction to certain experts in our field of research.

         In November 2003, we agreed to issue Mr. Jacques-Francois Martin an additional 2,000,000 shares of our common stock, contingent upon his accepting to be elected Chairman of Mymetics Corporation. The fair value of these shares was approximately E33,000 at December 31, 2003. These shares have not been considered issued for purposes of these financial statements.

         In September 2003, we issued Dr. Robert Zimmer, our only director which was not also a major shareholder of the Company, 400,000 common shares as a one-time payment for his service as an outside director and in recognition of the fact that he had agreed to serve the Company despite the absence of directors and officer's insurance coverage.

         In August 2002, we issued 46,925 shares of our common stock to Gilles Rossi, Marianne Rossi, Jean-Loup Rossi and Alessandro Zuccato in connection with a Share Exchange Agreement dated July 30, 2002 among the Company, Michele Rossi, Gilles Rossi, Marianne Rossi, Jean-Loup Rossi and Alessandro Zuccato.

         In July 2002, we issued MFC Merchant Bank S.A. (i) 1,602,174 shares of our common stock for E0.23 per share and (ii) 23,393 shares of our common stock for U.S. $1.725 per share, all in connection with the exercise of warrants by MFC Merchant Bank S.A. The aggregate amount to be paid by MFC Merchant Bank S.A. in connection with these exercises was not paid in cash, but, rather, was used to reduce our revolving credit debt to MFC Merchant Bank in an amount of E412,000.

         In June 2002, we granted MFC Merchant Bank S.A. warrants to purchase 26,775 shares of our common stock at an exercise price of E0.23 per share.

The proceeds of the transactions described here that occurred since
July 31, 2003, have been used to i) settle, either totally or partially, amounts owed to critical service suppliers to Mymetics Corporation, thus allowing a gradual return to normal operations of the Company, ii) launch certain research projects having a high potential for strengthening our negotiating position with major pharmaceutical companies and iii) pay for minimal current operating expenses.

         Except as otherwise noted, the securities described in this Item were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933. Each such issuance was made pursuant to individual contracts which are discrete from one another and are made only with persons who were sophisticated in such transactions and who had knowledge of and access to sufficient information about Mymetics to make an informed investment decision. Among this information was the fact that the securities were restricted securities.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a) The following exhibits are filed as part of this registration statement:


EXHIBIT
NO.             DESCRIPTION                                                LOCATION
-------         --------------------------------------------------         ---------------------------------------
2.1             Share Exchange Agreement dated December 13, 2000 between   Incorporated by reference to an exhibit to the
                the Company and the stockholders of Mymetics S.A. listed   Company's Schedule 14C filed on April 26, 2001.
                on the signature page thereto

2.2             Share Exchange Agreement dated July 30, 2002 between the   Incorporated by reference to Exhibit 10.1 to
                Company and the stockholders of Mymetics S.A. listed on    the Company's Registration Statement on Form
                the signatures pages thereto                               S-1 (File No. 333-88782) filed on August 8,
                                                                           2002.

3.1             Amended and Restated Certificate of Incorporation          Incorporated by reference to Exhibit 10.5 to
                                                                           the Company's Report on Form 10-Q filed on
                                                                           November 15, 2004.

3.2             Bylaws of Registrant                                       Incorporated by reference to Exhibit 3(ii) to
                                                                           the Company's Report on Form 10-Q filed on
                                                                           August 14, 2001.

5.1             Opinion of Schiff Hardin, LLP                              Provided herewith

10.1            Services Agreement dated May 31, 2002, between the         Incorporated by reference to Exhibit 10.(ii) to
                Company and MFC Merchant Bank, S.A.                        the Company's Report on Form 10-Q filed on
                                                                           August 14, 2001.

10.2            Employment Agreement dated May 3, 2001, between            Incorporated by reference to Exhibit 10.(i) to
                Pierre-Francois Serres and the Company                     the Company's Report on Form 10-Q filed on
                                                                           August 14, 2001.

10.3            Indemnification Agreement dated March 28, 2001, between    Incorporated by reference to Exhibit 10.(iii)
                the Company and MFC Bancorp Ltd.                           to the Company's Report on Form 10-Q filed on
                                                                           August 14, 2001.

10.4            Assignment Agreement dated December 29, 2000, by and       Incorporated by reference to an exhibit to the
                among the Company, Mymetics S.A. and MFC Merchant Bank     Company's Schedule 14C filed on April 26, 2001.
                S.A.

10.5            Credit Facility Agreement dated July 27, 2000, between     Incorporated by reference to an exhibit to the
                MFC Merchant Bank, S.A. and the Company                    Company's Schedule 14C filed on April 26, 2001.

10.6            Amended Credit Facility Agreement dated August 13, 2001,   Incorporated by reference to Exhibit 10.10 to
                between MFC Merchant Bank, S.A. and the Company            the Company's Report on Form 10-K filed on
                                                                           March 31, 2003.

10.7            Second Amended Credit Facility Agreement dated February    Incorporated by reference to Exhibit 10.11 to
                27, 2002, between MFC Merchant Bank, S.A. and the Company  the Company's Report on Form 10-K filed on
                                                                           March 31, 2003.

10.8            Third Amended Credit Facility Agreement dated February     Incorporated by reference to Exhibit 10.12 to
                28, 2003, between MFC Merchant Bank, S.A. and the Company  the Company's Report on Form 10-K filed on
                                                                           March 31, 2003.

10.9            Guarantee dated February 28, 2003 by MFC Bancorp Ltd. To   Incorporated by reference to Exhibit 10.13 to
                MFC Merchant Bank S.A.                                     the Company's Report on Form 10-K filed on
                                                                           March 31, 2003.

EXHIBIT
NO.             DESCRIPTION                                                LOCATION
-------         --------------------------------------------------         ---------------------------------------
10.10           Shareholder Agreement dated March 28, 2001, by and among   Incorporated by reference to Exhibit 10.13 to
                the Company, the Holders of Class B Exchangeable           the Company's Registration Statement on Form
                Preferential Non-Voting Shares of 6543 Luxembourg S.A.     S-1 (File No. 333-88782) filed on May 22, 2002.
                signatory thereto and 6543 Luxembourg S.A.

10.11           Support Agreement dated March 28, 2001, between the        Incorporated by reference to Exhibit 10.14 to
                Company and 6543 Luxembourg S.A.                           the Company's Registration Statement on Form
                                                                           S-1 (File No. 333-88782) filed on May 22, 2002.

10.12           1995 Qualified Incentive Stock Option Plan                 Incorporated by reference to the Company's
                                                                           Registration Statement on Form S-8 (File No.
                                                                           333-15831), filed on November 8, 1996.

10.13           Amended 1994 Stock Option Plan                             Incorporated by reference to the Company's
                                                                           Registration Statement on Form S-8 (File No.
                                                                           333-15829) filed on November 8, 1996.

10.14           2001 ICHOR Corporation Stock Option Plan                   Incorporated by reference to the Company's
                                                                           report on Form 10-Q for the quarter ended June
                                                                           30, 2001, filed on August 14, 2001.

10.15           Employment Agreement dated March 18, 2002, between the     Incorporated by reference to Exhibit 10.11 to
                Company and Peter P. McCann                                the Company's Report on Form 10-K filed on
                                                                           March 29, 2002.

10.16           Consulting Agreement dated August 31, 2001, between the    Incorporated by reference to Exhibit 10.4 to
                Company and Michael K. Allio                               the Company's Registration Statement on Form
                                                                           S-1 (File No. 333-88782) filed on May 22, 2002.

10.17           Amendment to Consulting Agreement dated August 21, 2002    Incorporated by reference to Exhibit 10.21 to
                between the Company and Michael K. Allio                   the Company's Report on Form 10-K filed on
                                                                           March 31, 2003.

10.18           Separation Agreement and Release dated January 31, 2003    Incorporated by reference to Exhibit 10.23 to
                between the Company and Peter P. McCann                    the Company's Report on Form 10-K filed on
                                                                           March 31, 2003.

10.19           Patent Pledge Agreement dated November 2002 by and among   Incorporated by reference to Exhibit 10.38 to
                Mymetics S.A., Mymetics Deutschland GmbH, the Company      the Company's Report on Form 10-K filed on
                and MFC Merchant Bank S.A.                                 March 31, 2003.

10.20           Consulting Agreement between the Company and Professor     Incorporated by reference to Exhibit 10 to the
                Marc Girard dated June 10, 2004                            Company's Report on Form 10-Q filed on August
                                                                           13, 2004.

10.20           Standby Equity Distribution Agreement, dated October 19,   Incorporated by reference to Exhibit 10.1 to
                2004, between the Company and Cornell Capital              the Registrant's Report on Form 10-Q filed on
                                                                           November 15, 2004


10.21           Registration Rights Agreement, dated October 19, 2004,     Incorporated by reference to Exhibit 10.2 to
                between the Company and Cornell Capital                    the Registrant's Report on Form 10-Q filed on
                                                                           November 15, 2004

EXHIBIT
NO.             DESCRIPTION                                                LOCATION
-------         --------------------------------------------------         ---------------------------------------
10.22           Escrow Agreement, dated October 19, 2004, among the        Incorporated by reference to Exhibit 10.3 to
                Company, Butler Gonzalez, LLP and Cornell Capital          the Registrant's Report on Form 10-Q filed on
                                                                           November 15, 2004

10.23           Placement Agent Agreement, dated October 19, 2004,         Incorporated by reference to Exhibit 10.4 to
                between the Company and Newbridge Securities Corporation   the Registrant's Report on Form 10-Q filed on
                                                                           November 15, 2004

21.1            Subsidiaries of Registrant                                 Incorporated by reference to Exhibit 21.1 to
                                                                           the Company's Annual Report on Form 10-K filed
                                                                           on March 30, 2004.

23.1            Consent of Schiff Hardin LLP                               Contained in Exhibit 5.1

23.2            Consent of Peterson Sullivan PLLC                          Provided herewith

24.1            Power of Attorney                                          Included on signature page

--------------------------------------------------

ITEM 28.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                           (i) Include any prospectus required by Sections
10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be a bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in city of Nyon, Switzerland.

                                         MYMETICS CORPORATION



                                         By: /s/ Christian Rochet
                                            ----------------------------------
                                         Name: Christian Rochet
                                         Title: President and Chief Executive
                                                Officer

                                         Date: December 6, 2004


         KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Christian Rochet his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or is substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE                                       TITLE                                             DATE
---------                                       -----                                             ----


/s/ Christian Rochet                            Director                                          December 6, 2004
------------------------------------------      President and Chief Executive Officer
Christian Rochet



/s/ Ernest Lubke                                Director                                          December 6, 2004
------------------------------------------      Chief Financial Officer and Treasurer
Ernest Lubke                                    (Principal Financial and Principal
                                                Accounting Officer)

/s/ Pierre-Francois Serres                      Director                                          December 6, 2004
------------------------------------------
Dr. Pierre-Francois Serres


/s/ Robert Zimmer                               Director                                          December 6, 2004
------------------------------------------
Robert Zimmer